Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-259664

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement	(Subject to Completion, Dated April 13, 2023)
(To Prospectus dated September 20, 2021)

GLUCOTRACK, INC..

[●] Shares of Common Stock

Pre-Funded Warrants to Purchase up to [●] Shares of Common Stock

We are offering [●] shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. We are also offering pre-funded warrants to purchase up to an aggregate of [●] shares of common stock to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering.

Each pre-funded warrant will have an exercise price per share of common stock equal to $0.001 and will be exercisable at any time after its original issuance until exercised in full.

Our common stock is traded on the Nasdaq Capital Market, or NASDAQ, under the symbol “GCTK.” There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. On April 12, 2023, the closing sale price of our common stock on NASDAQ was $2.70 per share.

Investing in our securities is highly speculative and involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-19 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price
Underwriting discounts and commissions(1)
Proceeds, before expenses, to us(2)

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” for a description of the compensation payable to the underwriter.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the pre-funded warrants being issued in this offering.

We have granted the underwriter an option to purchase up to an additional [●] shares of our common stock and/or pre-funded warrants (equal to 15% of the number of shares of common stock and/or pre-funded warrants sold in this offering) from us, at a price of $[●] per share and $[●] per pre-funded warrant, for 45 days after the date of the closing of this offering.

Delivery of the shares of our common stock and pre-funded warrants against payment is expected to be made on or about April [●], 2023, subject to customary closing conditions.

Sole Book-Running Manager

AEGIS CAPITAL CORP.

The date of this prospectus supplement is April [●], 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement.

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock and pre-funded warrants. Before buying any shares of our common stock or pre-funded warrants offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement is part of a registration statement (File No.: 333-259664) that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process, which registration statement became effective on September 20, 2021. Under this shelf registration process, we may, from time to time, sell common stock and other securities, including this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 20, 2021, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Aegis Capital Corp. has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Aegis Capital Corp. is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock and our pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and pre-funded warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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We obtained statistical data, market data and other industry data, and forecasts used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, market data and other industry data and forecasts used herein are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to GlucoTrack, Inc. and its consolidated subsidiaries. Our logo, trademarks and service marks are the property of GlucoTrack, Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus supplement, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

S-2

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “GlucoTrack” refer to GlucoTrack, Inc. and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus.

Our Company

About GlucoTrack, Inc.

We are a medical device company focused on the design, development and commercialization of novel technologies for use by people with diabetes and prediabetes. We are currently developing two products; a non-invasive glucose monitor for use by those with Type 2 diabetes and prediabetes, and an implantable continuous glucose monitor for those with Type 1 diabetes and insulin-dependent Type 2 diabetes.

S-3

We were incorporated in Delaware in May 2010 as Integrity Applications, Inc. In July 2010, we completed a reverse triangular merger with Integrity Israel and Integrity Acquisition Corp. Ltd., an Israeli corporation and a wholly owned subsidiary of ours, pursuant to which Integrity Acquisition Corp. Ltd. merged with and into Integrity Israel (the “Reorganization”). As a result of the Reorganization, Integrity Israel became a wholly owned subsidiary of ours. Until recently, we operated primarily through Integrity Israel and moved our operations primarily to the US in 2022.

In connection with our application to list our shares on Nasdaq Capital Market (“NASDAQ”), on August 13, 2021, we effected a reverse split of our Common Stock in a ratio of 1 for 13 (the “Reverse Share Split”). For accounting purposes, all Shares, options and warrants to purchase Common Stock and loss per share amounts have been adjusted to give retroactive effect to this Reverse Share Split for all periods presented in these interim consolidated financial statements. Any fractional shares resulting from the Reverse Share Split were rounded up to the nearest whole share.

On December 8, 2021 our shares of Common Stock were approved for listing on the Nasdaq Capital Market (“NASDAQ”) and trading on NASDAQ commenced on December 10, 2021 under the trading symbol, IGAP.

On March 14, 2022, we completed our corporate name change to GlucoTrack, Inc., and ticker symbol change to GCTK.

The Company was founded with a mission to develop GlucoTrack®, a noninvasive glucose monitoring device designed to help people with diabetes and pre-diabetics obtain glucose level readings without the pain, inconvenience, cost and difficulty of conventional (invasive) spot finger stick devices. The first generation GlucoTrack (“GlucoTrack 1.0”), which successfully received CE Mark approval and ISO certifications, utilized a combination of ultrasound, electromagnetic and thermal technologies to obtain glucose measurements in approximately one minute via a small sensor that is clipped onto one’s earlobe and connected to a small, handheld control and display unit, all without drawing blood or interstitial fluid. After a limited release beta test in Europe and the Middle East, the Company determined that it would focus on developing its next generation non-invasive monitor (“GlucoTrack 2.0”), and we have since withdrawn our CE Mark and ISO certifications for GlucoTrack 1.0.

We are currently developing GlucoTrack 2.0. The current clinical prototype utilizes ultrasound-only sensor technology, reduces the overall cost and complexity of the device, and reduces the measurement time from approximately sixty seconds to less than two seconds. Initial testing has produced promising results, suggesting measurement accuracies could be relatively comparable with those of conventional, already in-the-market CGM technologies. We expect to begin our first-in-human (FIH) study in the second quarter of 2023. Collecting data for sensor characterization and algorithm development will be the primary goals of the FIH study. The results of this study will also drive the development of the commercial version of the device, which is expected to commence late in the third quarter of 2023. Once the development of the commercial device version is complete, we intend to conduct a scaled down version of the FDA pivotal trial to resolve any lingering device performance or human factors issues prior to executing the larger pivotal trial for FDA submission.

Following the acquisition of certain IP in the fourth quarter of 2022, we are also developing an implantable continuous glucose monitor for use by Type 1 diabetes patients as well as insulin-dependent Type 2 patients. Implant longevity is key to the success of such a device, and we are currently in the feasibility phase to demonstrate the potential of a multi-year implant life. We intend to complete the feasibility study in the second quarter of 2023. We believe our technology, if successful, has the potential to be more accurate, more convenient and have a longer duration than other implantable glucose monitors that are either in the market or currently under development.

We are currently developing our own companion applications and a cloud-based solutions to offer an effective platform to provide real time, data driven personalized tools to effectively help a user manage their diabetes, which will be utilized during the clinical trials. In addition to being a critical and effective management tool for the end user, we believe that third parties such as insurers, pharmaceutical companies and advertisers would be willing to pay for the de-identified data that we will obtain through our platform, and that this is an opportunity for us to develop an additional revenue source.

S-4

After a home-based short calibration process of approximately thirty minutes consisting of three typical blood glucose reference measurements, GlucoTrack 1.0 can be used to non-invasively measure glucose levels for six months before a user is required to repeat the calibration process. The entire calibration process can be performed by the user themselves without the need for a trained calibrator. We believe the simple-to-perform calibration, as well as the infrequency of the required re-calibration are significant advantages over our competition.

Our Senior Management team includes; CEO and President, Paul V. Goode PhD, who has a decorated career developing innovative medical technologies, including at DexCom and MiniMed, James P. Thrower PhD, Vice President of Engineering, a seasoned executive formerly of Sterling Medical Devices, Mindray DS USA and DexCom, Inc., and Mark Tapsak PhD, Vice President of Sensor Technology, a medical research scientist who brings over 25 years of experience in the diabetes industry, including previous senior roles at DexCom and Medtronic. Luis J. Malavé, formerly of Insulet Corp, Medtronic and MiniMed has joined as an independent board member. Several highly talented and accomplished executives joined the Company as senior advisors to the Board. These include Yair Briman, the former CEO of Philips Healthcare Informatics, Daniel McCaffrey MBA MA, a world-renowned behavioral scientist and digital health expert formerly at Samsung Health and Dexcom, Inc., Dr. Alexander Raykhman PhD, a measurement and artificial intelligence expert and Dr. David C. Klonoff, world renowned endocrinologist and diabetes technology thought leader. We intend to continue to invest in our talent and to expand and strengthen all areas within the Company.

Recent Events

On October 19, 2021, Paul V. Goode PhD was appointed as President and Chief Operating Officer of the Company, effective November 1, 2021 (“Effective Date”). He previously served as a member of the Company’s Board of Directors since December 17, 2020. Concurrent with his new appointment, Dr. Goode stepped down from the Board. In December 2021, Mr. Goode has been appointed Chief Executive Officer.

In connection with our application to list our shares of common stock on Nasdaq Capital Market (“NASDAQ”), on August 13, 2021, we effected a reverse split of our common stock in a ratio of 1 for 13 (the “Reverse Share Split”).

On September 27, 2021, our shelf registration statement on Form S-3 (file no. 333-259664) was declared effective by the SEC. The shelf registration statement permits us to register up to $100,000,000 of certain equity and debt securities of the Company via prospectus supplement.

On December 8, 2021, we announced that our shares of common stock were approved for listing on the NASDAQ. Trading on NASDAQ commenced on December 10, 2021, under the trading symbol IGAP.

On March 14, 2022, we changed our name to GlucoTrack, Inc. and our trading symbol to GCTK.

On March 22, 2022, Shalom Shushan, Chief Technology Officer, provided notice of his resignation from the Company, effective May 22, 2022, for personal reasons. In connection with the Company’s previously announced plans to migrate certain aspects of product development to the United States, James P. Thrower PhD, Vice President of Engineering, assumed Mr. Shushan’s responsibilities.

In connection with the Company’s previously announced plans to migrate certain aspects of the product development to the United States, as well as in preparation for U.S. clinical trials, Erez Ben-Zvi, VP of Product in Israel, resigned from the Company, effective June 12, 2022.

On October 10, 2022, the Company announced that it has acquired certain IP related to a long-term implantable continuous glucose monitor and that it intends to develop the technology to address the growing Type 1 and insulin dependent Type 2 diabetes market.

S-5

On October 14, 2022, the Company announced the hiring of Dr. Mark Tapsak as Vice President of Sensor Technology.

On November 22, 2022, Nasdaq provided notice that pursuant to Nasdaq Listing Rule 5550(b)(1), the Company did not meet the alternatives of market value of listed securities or net income from continuing operations.

On January 4, 2023, Nasdaq provided notice that since the Company had not held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end ended December 31, 2021, it no longer complied with Listing Rules for continued listing.

On February 7, 2023, Nasdaq issued a letter to the Company granting an extension until May 22, 2023 to obtain compliance with the Listing Rule 5550(b).

On March 31, 2023, GlucoTrack, Inc. held its 2022 Annual Meeting of Shareholders. The results of the voting with respect to this Annual Meeting are as set forth below.

DIRECTORS INFORMATION
DIR #	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTE	% VOTES FOR
Dr. Robert Fischell	2,881,036.00	5,250,502.00	488,583.00	18.58
Luis Malave	2,880,918.00	5,250,620.00	488,583.00	18.58
Andrew Sycoff	2,945,847.00	5,185,691.00	488,583.00	19.00
Shimon Rapps	2,882,073.00	5,249,465.00	488,583.00	18.59
Allen Danzig	2,880,916.00	5,250,622.00	488,583.00	18.58

PROPOSALS INFORMATION
PROP #	VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTE	% VOTES FOR
Ratify Auditor	8,612,584.00	7,481.00	56.00	0.00	55.55
Nonbinding Say on Pay	2,844,095.00	5,205,181.00	82,262.00	488,583.00	18.34

Market Opportunity

Diabetes

Diabetes is a chronic, life-threatening disease for which there is no known cure. Diabetes is caused by the body’s inability to produce or effectively utilize the hormone insulin. This inability prevents the body from adequately regulating blood glucose levels. Glucose, the primary source of energy for cells, must be maintained at certain concentrations in the blood in order to permit optimal cell function and health. Normally, the pancreas provides control of blood glucose levels by secreting the hormone insulin to decrease blood glucose levels when concentrations are too high. In people with diabetes, blood glucose levels fluctuate between very high levels, a condition known as hyperglycemia, and very low levels, a condition known as hypoglycemia. Hyperglycemia can lead to serious long-term complications, such as blindness, kidney disease, nervous system disease, amputations, stroke and cardiovascular disease. Hypoglycemia can lead to confusion, loss of consciousness or death.

Diabetes is typically classified into two major groups: Type 1 and Type 2. Type 1 diabetes is characterized by the body’s inability to produce insulin, resulting from destruction of the insulin producing cells of the pancreas. Individuals with Type 1 diabetes must rely on frequent insulin injections in order to regulate and maintain blood glucose levels. Type 1 diabetes is frequently diagnosed during childhood or adolescence, although disease onset can occur at any age. Type 2 diabetes, the more common form of diabetes, is characterized by the body’s inability to either properly utilize insulin or produce enough insulin. Type 2 diabetes is associated with older age, obesity, family history of diabetes, history of gestational diabetes, impaired glucose metabolism, physical inactivity and race or ethnicity. Depending on the severity of Type 2 diabetes, individuals may require diet and nutrition management, exercise, oral medications or insulin injections to regulate blood glucose levels.

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According to the Diabetes Atlas (Ninth Edition) published by the International Diabetes Federation in 2021, approximately 537 million adults worldwide, between the ages of 20 and 79, or approximately 10% of the world’s adult population, were estimated to suffer from diabetes in 2021 (not including those persons who suffer from impaired glucose tolerance or gestational diabetes, diabetic conditions first arising during pregnancy). The International Diabetes Federation estimates that this number will grow to approximately 784 million adults worldwide by 2045.

Glucose Monitoring

Blood glucose levels can be affected by many factors, including the carbohydrate and fat content of meals, exercise, stress, illness or impending illness, hormonal releases, medications, variability in insulin absorption and changes in the effects of insulin in the body. Given the many factors that affect blood glucose levels, maintaining glucose within a normal range can be difficult. Diabetics generally manage their blood glucose levels by administering insulin or ingesting carbohydrates throughout the day to maintain blood glucose within normal ranges. Normal ranges in diabetics vary from person to person. In order to maintain blood glucose levels within normal ranges, diabetics must first measure their blood glucose levels so that they can make the proper therapeutic adjustments. As adjustments are made, additional blood glucose measurements may be necessary to gauge the individual’s response to the adjustments. More frequent testing of blood glucose levels provides patients with information that can be used to better understand and manage their diabetes. Testing of blood glucose levels is usually done before meals, after meals and before going to sleep. Diabetics who take insulin usually need to test more often than those who do not take insulin.

Clinical data supports the recommendation that frequent monitoring of blood glucose levels is an important component of effective diabetes management. The Diabetes Control and Complications Trial1, consisting of patients with Type 2 diabetes, and the 1993 UK Prospective Diabetes Study2, consisting of patients with Type 2 diabetes, demonstrated that patients who intensely managed blood glucose levels delayed the onset and slowed the progression of diabetes-related complications. In the Diabetes Control and Complications Trial, a major component of intensive management was monitoring blood glucose levels at least four times per day using conventional spot finger stick blood glucose meters. The Diabetes Control and Complications Trial demonstrated that intensive management reduced the risk of complications by 76% for eye disease, 60% for nerve disease and 50% for kidney disease. Furthermore, a recent meta-analysis of over 25 prospective studies concluded that chronic hyperglycemia in type 2 diabetes is associated with increased risks of all-cause mortality and cardiovascular outcomes independently from other conventional risk factors.3 However, despite the evidence that intensive glucose management reduces the long-term complications associated with diabetes, Karter et al. reported in the 2000 issue of Diabetes Care that 67% of people with type 2 diabetes fail to routinely monitor their glucose levels.4

Spot finger stick devices are the most prevalent devices for blood glucose monitoring. These devices require users to insert a strip into a glucose meter, take a blood sample with a finger stick and place a drop of blood on a test strip that yields a single point in time blood glucose measurement. Despite continued developments in the field of blood glucose monitors, the routine measurement of glucose levels remains invasive, painful, inconvenient, difficult and costly. This has resulted in a sub-optimal and irregular measurement regimen for many diabetics.

1 Group, U. P. D. S. (UKPDS); others Intensive blood-glucose control with sulphonylureas or insulin compared with conventional treatment and risk of complications in patients with type 2 diabetes (UKPDS 33). The Lancet 1998, 352, 837–853.

2 Diabetes Control and Complications Research Group; others The effect of intensive treatment of diabetes on the development and progression of long-term complications in insulin-dependent diabetes mellitus. N Engl J Med 1993, 329, 977–986.

3 hang, Y.; Hu, G.; Yuan, Z.; Chen, L. Glycosylated Hemoglobin in Relationship to Cardiovascular Outcomes and Death in Patients with Type 2 Diabetes: A Systematic Review and Meta-Analysis. PLOS ONE 2012, 7, e42551, doi:10.1371/journal.pone.0042551.

4 Karter, A. J.; Ferrara, A.; Darbinian, J. A.; Ackerson, L. M.; Selby, J. V. Self-monitoring of blood glucose: language and financial barriers in a managed care population with diabetes. Diabetes Care 2000, 23, 477–483.

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The FDA has approved continuous glucose monitoring system (“CGMS”) devices for blood glucose monitoring, when prescribed by a doctor. CGMS devices use sensors inserted under the skin to check glucose levels in interstitial fluid. The sensor stays in place for up to fourteen days and then must be replaced. A transmitter sends information about glucose levels via radio waves from the sensor to a pager-like wireless monitor.

The FDA has previously approved a single non-invasive product for glucose trend analysis, the GlucoWatch®, so long as the device was used with conventional finger stick glucose monitoring devices. However, the device is no longer available commercially. We are not aware of any other devices that have been approved for use in either the United Stated or the EU for spot or continuous non-invasive blood glucose measurement.

We believe that a significant market opportunity exists for our devices which could greatly increase compliance with blood glucose measurement recommendations and help many suffering from diabetes better manage their disease, providing significant benefits to both patients and payors.

Our Products

Our first generation GlucoTrack (“GlucoTrack 1.0”), which successfully received CE Mark approval and ISO certifications, utilized a combination of ultrasound, electromagnetic and thermal technologies to obtain glucose measurements in approximately one minute via a small sensor that is clipped onto one’s earlobe and connected to a small, handheld control and display unit, all without drawing blood or interstitial fluid. After a limited release beta test in Europe and the Middle East, the Company determined that it would focus on developing its next generation non-invasive monitor (“GlucoTrack 2.0”), and we have since withdrawn our CE Mark and ISO certifications for GlucoTrack 1.0.

We are currently in the development phase of GlucoTrack 2.0. Our development team began our Glucotrack 2.0 redesign program as a project to miniaturize the Glucotrack 1.0 technology into a smaller wireless ear clip that would connect to a smartphone via Bluetooth. As our miniaturization project progressed, the glucose sensing landscape evolved as continuous glucose monitoring (CGM) devices in the market reached similar accuracy as the conventional fingerstick blood glucose monitoring (BGM) devices. This inevitably raised the regulatory bar for any glucose sensor performance, as regulatory bodies such as the FDA could now point to the accuracy levels of BGM and CGM alternatives already available to the patient. In addition, the Company recognized the advent and significant growth of digital health. Particularly, CGM companies set a new bar for a mobile experience with diabetes data and its associated cloud management, with BGM companies quickly following. Also, from a user experience perspective, while a 60 second measurement time may have been acceptable to the market in the past, we determined this is no longer the case, and that we needed to significantly reduce the time it took to complete a measurement.

As a result of these changing dynamics, we concluded that the GlucoTrack 2.0 project scope not only had to reduce the size of our device, but also had to improve the user experience and to significantly improve sensor accuracy. Accordingly, the Company had to return to a research mode to design, develop, and test a new, more innovative device that would meet these criteria and to invest in software development to ensure that the GlucoTrack 2.0 product would be supported by both iOS and Android devices with a cloud-based infrastructure.

By the end of 2022 we had a clinical prototype of a newly designed system. This system utilizes ultrasound-only sensor technology, reduces the overall cost and complexity of the device, and reduces the measurement time from 60 seconds to 2 seconds. Initial testing produced promising results, suggesting measurement accuracies could be relatively comparable to those of conventional, already in-the-market CGM technologies. Continued testing however, exposed certain human factors that complicated consistent sensor placement. We have identified several mechanical techniques to address this challenge and we expect to complete this process and begin our first-in-human (FIH) study in the second quarter of 2023. Collecting data for sensor characterization and algorithm development will be the primary goals of the FIH study. The results of this study will also drive the development of the commercial version of the device, which is expected to commence late in the third quarter of 2023. Once the development of the commercial device version is complete, we intend to conduct a scaled down version of the FDA pivotal trial to resolve any lingering device performance or human factors issues prior to executing the larger pivotal trial for FDA submission.

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In the fourth quarter of 2022 we acquired certain IP relating to an implantable continuous glucose monitor. We designed and developed a laboratory CGM sensing system, integrated into a cloud-based automated data collection system and a prototype model of this system was implemented and validated. We also designed, manufactured, and tested a prototype sensor lead. In addition, we have identified and consummated key vendor relationships with expertise in designing and manufacturing implantable leads and electronics, and we are developing a sensor life simulation system that will take real bench data as inputs and predict total enzyme longevity.

Our focus now is to complete the feasibility assessment of achieving a multi-year implant life. In parallel, we have initiated an implantable electronics design effort. A paper-based design has been completed, and a physical mock-up is expected in the second quarter of 2023, with a targeted prototype design for an animal study to commence in the third quarter of 2023.

By the end of 2023 we intend to have completed the feasibility assessment based on bench data and sensor life modeling/prediction, have bench data (in solution) demonstrating at least six months of sensor life without significant degradation, have animal data demonstrating at least three months of sensor life without significant degradation, and have initiated a human clinical device/system design and development program.

We have developed our own companion applications and a cloud-based solutions to offer an effective platform to provide real time, data driven personalized tools to effectively help a user manage their diabetes. In addition to being a critical and effective management tool for the end user, we believe that third parties such as insurers, pharmaceutical companies and advertisers would be willing to pay for the de-identified data that we will obtain through our platform, and that this is an opportunity for us to develop an additional revenue source. These applications will be utilized during the clinical trials.

We do not have commercial manufacturing facilities and do not intend to build commercial manufacturing facilities of our own in the foreseeable future. Our suppliers and their manufacturing facilities must comply with applicable regulations in the jurisdictions in which our devices are to be marketed (including ISO 13485 in the EU), current quality system regulations, which include current good manufacturing practices, and to the extent laboratory analysis is involved, current good laboratory practices. There can be no assurance that we will be able to enter into agreements with qualified manufacturers on terms acceptable to us, or at all, or that, once contracted, such manufacturers will perform as expected.

Research & Development

We focus significant time and resources on research and development in connection with our efforts to continue to develop and improve GlucoTrack, as well as in connection with our development of our implantable continuous glucose monitor. See “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operation – Results of Operation” below for a discussion of the research and development expenses for the fiscal years ended 2022 and 2021.

Regulatory Considerations

Healthcare is heavily regulated by federal, state and local governments in the United States, and by similar authorities in other countries. Any product that we develop must receive all relevant regulatory approvals or clearances, as the case may be, before it may be marketed in a particular country. The laws and regulations affecting healthcare change regularly, thereby increasing the uncertainty and risk associated with any healthcare- related venture. The United States government has in the past considered, is currently considering and may in the future consider healthcare policies and proposals intended to curb rising healthcare costs, including those that could significantly and adversely affect reimbursement for healthcare products such as our devices. These policies have included, and may in the future include: basing reimbursement policies and rates on clinical outcomes, the comparative effectiveness and costs of different treatment technologies and modalities; imposing price controls and taxes on medical device providers; and other measures. Future significant changes in the healthcare systems in any jurisdiction in which our devices, may be cleared for sale could also have a negative impact on the demand for our devices. These include changes that may reduce reimbursement or payment rates for such products.

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In the United States, the federal government regulates healthcare through various agencies, including but not limited to the following: (i) the FDA, which administers the Food, Drug, and Cosmetic Act, as well as other relevant laws; (ii) the Centers for Medicare & Medicaid Services (“CMS”), which administers the Medicare and Medicaid programs; (iii) the Office of Inspector General, which enforces various laws aimed at curtailing fraudulent or abusive practices including, by way of example, the Anti-Kickback Law, the Anti-Physician Referral Law, commonly referred to as the Stark Law, the Anti-Inducement Law, the Civil Money Penalty Law, and the laws that authorize the Office of Inspector General to exclude health care providers and others from participating in federal healthcare programs; and (iv) the Office of Civil Rights which administers the privacy and security aspects of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). All of the aforementioned are agencies within the Department of Health and Human Services. Healthcare is also provided or regulated, as the case may be, by the Department of Defense through its TriCare program, the Department of Veterans Affairs under, among other laws, the Veterans Health Care Act of 1992, the Public Health Service within the Department of Health and Human Services under the Public Health Service Act, the Department of Justice through the Federal False Claims Act and various criminal statutes, and state governments under the Medicaid program and their internal laws regulating all healthcare activities. If and when we receive FDA approval to market our devices in the United States, we will be subject to regulation by some or all of the foregoing agencies.

The applicable regulatory schemes in the EU are significantly more diverse than those in the United States and do not lend themselves to similar summary. Although the CE Mark system and the MDR require a minimum level of harmonization in the EU, each EU member country may impose additional regulatory requirements. Because there are numerous EU member countries with distinct legal systems, the scope of potential regulatory requirements in each of the EU countries (additional to the harmonized EU requirements) is difficult to summarize or predict.

Regulation of the Design, Manufacture and Distribution of Medical Devices

Any product that we develop must receive all relevant regulatory clearances or approvals, as the case may be, before it may be marketed in a particular country.

Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. These laws and regulations range from simple product registration requirements in some countries to complex clearance and production controls in others. As a result, the processes and time periods required to obtain foreign marketing approval may be longer or shorter than those necessary to obtain FDA approval (as described below). These differences may affect the efficiency and timeliness of international market introduction of our devices. For countries in the EU, medical devices must display a CE Mark before they may be imported or sold and must comply with the requirements of the MDR. However, although the MDR is applicable throughout the EU, in practice it does not ensure uniform regulation throughout the EU. Rather, the MDR requires only a minimum level of harmonization in the EU. Accordingly, member countries may apply and enforce the MDr’s terms differently, and certain EU member countries may request or require performance and/or safety data in addition to the MDR’s requirements from time to time, on a case-by-case basis. The CE Mark also permits the sale in countries that have an MDR Mutual Recognition Agreement with the EU.

In the United States, under Section 201(h) of the Food, Drug, and Cosmetic Act, a medical device is an article which, among other things, is intended for use in the diagnosis of disease or other conditions or in the cure, mitigation, treatment or prevention of disease in man or other animals. We believe that our devices will be classified as medical devices and subject to regulation by numerous agencies and legislative bodies, including the FDA and its foreign counterparts. Devices are subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation be conducted before a device receives approval for commercial distribution. The FDA classifies medical devices into one of three classes. Class I devices are relatively simple and can be manufactured and distributed with general controls. Class II devices are somewhat more complex and require greater scrutiny. Class III devices are new and frequently help sustain life.

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In the United States, a company generally can obtain permission to distribute a new device in two ways – through a so-called “510(k)” premarket notification application or through a Section 515 premarket approval (“PMA”) application. The 510(k) submission applies to any device that is substantially equivalent to a device first marketed prior to May 28, 1976 or to another device marketed after that date, but which was substantially equivalent to a pre-May 28, 1976 device. These devices are either Class I or Class II devices. Under the 510(k) submission process, the FDA will issue an order finding substantial equivalence to a predicate device (pre-May 28, 1976 or post-May 28, 1976 device that was substantially equivalent to a pre- May 28, 1976 device) and permitting commercial distribution of that device for its intended use. A 510(k) submission must provide information supporting its claim of substantial equivalence to the predicate device. The FDA permits certain low risk medical devices to be marketed without requiring the manufacturer to submit a premarket notification. In other instances, the FDA may require that a premarket notification not only be submitted, but also be accompanied by clinical data. If clinical data from human experiments are required to support the 510(k) submissions, these data must be gathered in compliance with investigational device exemption regulations for investigations performed in the United States. The FDA review process for premarket notifications submitted pursuant to section 510(k) should take about 90 days, but it can take substantially longer if the FDA has concerns, and there is no guarantee that the FDA will clear the device for marketing, in which case the device cannot be lawfully distributed in the United States. If the FDA finds that the device subject to the premarket notification is substantially equivalent to a proper predicate device, then the FDA may “clear” that device for marketing. These devices are not “approved” by the FDA. There is no guarantee, however, that the FDA will deem the device subject to the 510(k) process, as opposed to the more time-consuming, resource intensive and problematic PMA application process described below.

The more comprehensive PMA process applies to a new device that either is not substantially equivalent to a pre-May 28, 1976 product or is to be used in supporting or sustaining life or preventing impairment. These devices are normally Class III devices and can only be marketed following approval of a PMA application. For example, most implantable devices are subject to the PMA approval process. Two steps of FDA approval generally are required before a company can market a product in the U.S. that is subject to Section 515 PMA approval, as compared to a Section 510(k) clearance. First, a company must comply with investigational device exemption regulations in connection with any human clinical investigation of the device; however, those regulations permit a company to undertake a clinical study of a “non-significant risk” device without formal FDA approval. Prior express FDA approval is required if the device is a significant risk device. If there is any doubt as to whether a device is a “non-significant risk” device, companies normally seek prior approval from the FDA. Normally, clinical studies of new diagnostic products are conducted in tandem with a cleared or approved device and treatment decisions are based on the results from the existing diagnostic device. In such a setting, the FDA may consider the clinical trial as one not posing a significant risk. However, FDA action is always uncertain and dependent on the contours of the design of the clinical trial and the device and there is no assurance that the FDA would consider any proposed clinical trial as one posing a non-significant risk. Moreover, before undertaking any clinical trial, the company sponsoring the trial and the investigator conducting the trial are required by federal law to seek and obtain the approval of institutional review boards (“IRB”). An IRB weighs the risks and benefits of a proposed trial to ensure that the human subjects are not exposed to unnecessary risk and reviews the informed consent form to ensure that it meets federal requirements and accurately describes the risks and benefits, if any, of the clinical trial. IRB review occurs annually, and annual re-approval is required. University medical centers as well as other entities maintain and operate IRB. Second, the FDA must review a company’s PMA, which contains, among other things, clinical information acquired under the investigational device exemption. The FDA will approve the PMA if it finds there is reasonable assurance that the device is safe and effective for its intended use. The premarket approval process takes substantially longer than the 510(k) process.

The GlucoTrack® 1.0 has not been approved for commercial sale in the United States. The GlucoTrack® 2.0 is still under development and has not yet been approved for commercial sale in or outside the United States. In prior discussions with the FDA regarding the regulatory pathway, the FDA is not yet entirely sure whether a de novo pathway is acceptable and recommended that the Company should plan to support this approach through risk analysis and an explanation of why the new measurement paradigm it is proposing does not introduce greater risks. FDA noted that no decision has been made that a PMA will be required. The implantable CGM product will most likely fall under the PMA process.

Even when a clinical study has been approved or cleared by the FDA or a notified body or deemed approved, the study is subject to factors beyond a manufacturer’s control, including, but not limited to the fact that the IRB at a given clinical site might not approve the study, might decline to renew approval which is required annually, or might suspend or terminate the study before the study has been completed. Also, the interim results of a study may not be satisfactory, in which case the sponsor may terminate or suspend the study on its own initiative or the FDA or a notified body may terminate or suspend the study. There is no assurance that a clinical study at any given site will progress as anticipated; there may be an insufficient number of patients who qualify for the study or who agree to participate in the study, or the investigator at the site may have priorities other than the study. Also, there can be no assurance that the clinical study will provide sufficient evidence to assure the FDA or a notified body that the product is safe and effective, a prerequisite for FDA approval of a PMA, or substantially equivalent in terms of safety and effectiveness to a predicate device, a prerequisite for clearance under 510(k). Even if the FDA or a notified body approves or clears a device, it may limit its intended uses in such a way that manufacturing and distributing the device may not be commercially feasible.

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After clearance or approval to market is given, the FDA and foreign regulatory agencies, upon the occurrence of certain events, are authorized under various circumstances to withdraw the clearance or approval or require changes to a device, its manufacturing process or its labeling or additional proof that regulatory requirements have been met.

A manufacturer of a device approved through the PMA process is not permitted to make changes to the device which affects its safety or effectiveness without first submitting a supplement application to its PMA and obtaining FDA approval for that supplement. In some instances, the FDA may require clinical trials to support a supplement application. A manufacturer of a device cleared through a 510(k) submission must submit another premarket notification if it intends to make a change or modification in the device that could significantly affect the safety or effectiveness of the device, such as a significant change or modification in design, material, chemical composition, energy source or manufacturing process. Any change in the intended uses of a PMA device or a 510(k) device requires an approval supplement or cleared premarket notification. Exported devices are subject to the regulatory requirements of each country to which the device is exported, as well as certain FDA export requirements.

The Patient Protection and Affordable Care Act was signed into law on March 23, 2010, and on March 30, 2010, a reconciliation bill that modifies certain provisions of the same was signed into law. These two laws are jointly referred to as the “Affordable Care Act” or “ACA.”

The principal aim of the ACA was to expand health insurance coverage to approximately 32 million Americans who were uninsured. The law’s most far-reaching changes did not take effect until 2014, including a requirement that most Americans carry health insurance. The consequences of these significant coverage expansions on the sales of our products is still unknown and speculative at this point, although the ACA and certain state initiatives may compel private insurers to reduce coverage or reimbursement for various items and services, including medical devices of the type that we contemplate distributing.

This legislation contains many provisions designed to generate the revenues necessary to fund the coverage expansions. The most relevant of these provisions are those that impose fees or taxes on certain health-related industries, including medical device manufacturers. Beginning in 2013, each medical device manufacturer is required to pay an excise tax (or sales tax) in an amount equal to 2.3% of the price for which such manufacturer sells its medical devices. The tax applies to all medical devices, including our products and product candidates. The ACA also provides for increased enforcement of the fraud and abuse regulations previously mentioned.

There are ongoing discussions in the EU regarding amending the relevant regulatory framework. It is difficult to predict what effect any amendments to the existing EU legislation may have. Furthermore, each individual EU member country has the authority to amend its regulations and requirements additional to the minimum harmonization required by the MDR. Because the EU member countries have diverse legal systems, it is difficult to predict what, if any, amendments may be implemented in each of the EU member countries and whether they may adversely affect us.

We anticipate that sales volumes and prices of our products will depend in large part on the availability of reimbursement from third-party payors. Third-party payors include governmental programs such as Medicare and Medicaid, private insurance plans and workers’ compensation plans. These third-party payors may deny reimbursement for a product or therapy if they determine that the product was not medically appropriate or necessary. Also, third-party payors are increasingly challenging the prices charged for medical products and services. Some third-party payors must also approve coverage for new or innovative devices before they will reimburse health care providers who use the products. Even though a new product may have been cleared for commercial distribution, it may find limited demand for the device until reimbursement approval has been obtained from governmental and private third-party payors.

Inasmuch as a percentage of the projected patient population that could potentially benefit from our products is elderly, Medicare would likely be a potential source of reimbursement in the United States. Medicare is a federal program that provides certain hospital and medical insurance benefits to persons age 65 and over, certain disabled persons, persons with end-stage renal disease and those suffering from Lou Gehrig’s disease. In contrast, Medicaid is a medical assistance program jointly funded by United States federal and state governments and administered by each state pursuant to which benefits are available to certain indigent patients. The Medicare and Medicaid statutory framework is subject to administrative rulings, interpretations and discretion that affect the amount and timing of reimbursement made under Medicare and Medicaid.

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Medicare reimburses for medical devices in a variety of ways depending on where and how the device is used. However, Medicare only provides reimbursement if CMS determines that the device should be covered and that the use of the device is consistent with the coverage criteria. A coverage determination can be made at the local level by the Medicare administrative contractor (formerly called carriers and fiscal intermediaries) or a private contractor that processes and pays claims on behalf of CMS for the geographic area where the services were rendered, or at the national level by CMS. There are new statutory provisions intended to facilitate coverage determinations for new technologies under the Medicare Prescription Drug Improvement and Modernization Act of 2003 §731 and §942, but it is unclear how these new provisions will be implemented. Coverage presupposes that the device has been cleared or approved by the FDA and, further, that the coverage will be no broader than the approved intended uses of the device (i.e., the device’s label) as cleared or approved by the FDA, but coverage can be narrower. In that regard, a narrow Medicare coverage determination may undermine the commercial viability of a device.

Obtaining a coverage determination, whether local or national, is a time-consuming, expensive and highly uncertain proposition, especially for a new technology, and inconsistent local determinations are possible. On average, according to an industry report, Medicare coverage determinations for medical devices lag 15 months to five years or more behind FDA approval for respective devices. Moreover, Medicaid programs and private insurers are frequently influenced by Medicare coverage determinations. A key component in the reimbursement decision by most private insurers will be whether our products is reimbursed by virtue of a national coverage determination by CMS. We may negotiate contracted rates our products with private insurance providers for the purchase of our products by their members pending a coverage determination by CMS. Our inability to obtain a favorable coverage determination for our products may adversely affect our ability to market our products and thus, the commercial viability of the product. In international markets, reimbursement and healthcare payment systems vary significantly by country and many countries have instituted price ceilings on specific product lines. Distributors expressly support the reimbursement process and, depending on the distribution agreement and geographic area, may assume responsibility for the process.

We believe that the overall escalating cost of medical products and services has led to, and will continue to lead to, increased pressures on the healthcare industry to reduce the costs of products and services. Furthermore, deficit reduction and austerity measures in the United States and abroad may put further pressure on governments to limit coverage of, and reimbursement for, our products. There can be no assurance that third-party reimbursement and coverage will be available or adequate, or that future legislation, regulation, or reimbursement policies of third-party payors will not adversely affect the demand for our products or our ability to sell these products on a profitable basis. The unavailability or inadequacy of third-party payor coverage or reimbursement could have a material adverse effect on our business, operating results and financial condition. Until reimbursement or insurance coverage is established, patients will have to bear the financial cost of our products. Third-party coverage may be particularly difficult to obtain while our products is not approved by the FDA as a replacement for existing single-point finger stick devices.

Outside the United States, availability of reimbursement from third parties varies widely from country to country. Within the EU, member countries’ medical reimbursement and healthcare coverage regulations and systems differ significantly. It is, therefore, difficult to analyze and predict the prospect of consistent availability of adequate reimbursement in the various EU member countries.

Anti-Fraud and Abuse Rule

There are extensive United States federal and state laws and regulations prohibiting fraud and abuse in the healthcare industry that can result in significant criminal and civil penalties that can materially affect us, if and when we receive FDA approval to market our products in the United States. These federal laws include, by way of example, the following:

●	The anti-kickback statute (Section 1128B(b) of the Social Security Act), which prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other governmental programs;

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●	The physician self-referral prohibition (Ethics in Patient Referral Act of 1989, as amended, commonly referred to as the Stark Law, Section 1877 of the Social Security Act), which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians (or their immediate family members) have ownership interests or with which they have certain other financial arrangements;

●	The anti-inducement provisions of the Civil Monetary Penalties Law (Section 1128A(a)(5) of the Social Security Act), which prohibit providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;

●	The False Claims Act (31 U.S.C. § 3729 et seq.), which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment to the federal government (including the Medicare and Medicaid programs); and

●	The Civil Monetary Penalties Law (Section 1128A of the Social Security Act), which authorizes the United States Department of Health and Human Services to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, monetary penalties, imprisonment and/or denial of Medicare and Medicaid payments or exclusion from the Medicare and Medicaid programs, or both. These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs, to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid. Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient specific health information. These state laws also impose criminal and civil penalties similar to the federal laws.

Similarly, the EU and EU member countries may have similar fraud and abuse laws which would regulate our business in those jurisdictions. However, given the diversity of legal systems within the EU, it is difficult to predict with specificity what anti-fraud legislation and regulations may be implemented and the penalties that they impose.

In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. Recent federal and state legislation has greatly increased funding for investigations and enforcement actions, which have increased dramatically over the past several years. This trend is expected to continue. Private enforcement of healthcare fraud also has increased due in large part to amendments to the civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relators, may be filed by almost anyone, including present and former patients or nurses and other employees, as well as competitors. HIPAA, in addition to its privacy provisions, created a series of new healthcare-related crimes.

As federal and state budget pressures continue, federal and state administrative agencies may also continue to escalate investigation and enforcement efforts to root out waste and to control fraud and abuse in governmental healthcare programs. A violation of any of these federal and state fraud and abuse laws and regulations could have a material adverse effect on a supplier’s liquidity and financial condition. An investigation into the use of a device by physicians may dissuade physicians from recommending that their patients use the device. This could have a material adverse effect on our ability to commercialize our products.

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The Privacy Provisions of HIPAA

In the United States, HIPAA, among other things, protects the privacy and security of individually identifiable health information by limiting its use and disclosure. HIPAA directly regulates “covered entities,” such as healthcare providers, insurers and clearinghouses, and regulates “business associates,” with respect to the privacy of patients’ medical information. All entities that receive and process protected health information are required to adopt certain procedures to safeguard the security of that information. It is uncertain whether we would be deemed to be a covered entity under HIPAA and, owing to changes in the law, it is uncertain, based on our current business model, whether we would be a business associate. Nevertheless, we will likely be contractually required to physically safeguard the integrity and security of any patient information that we receive, store, create or transmit in the United States. If we fail to adhere to our contractual commitments, then our physician, hospital or insurance customers may be subject to civil monetary penalties, which could adversely affect our ability to market our devices. Changes in the law wrought by the provisions of Health Information Technology for Economic and Clinical Health (HITECH) Act, enacted as part of the American Recovery and Reinvestment Act of 2009, increase the duties of business associates and covered entities with respect to protected health information that thereby subject them to direct government regulation, increasing its compliance costs and exposure to civil monetary penalties and other government sanctions. While HITECH does not alter the definition of a business associate, it makes it more likely that covered entities with whom we are likely to do business in the United States, if and when we receive FDA approval to market GlucoTrack® in the United States, will require us to enter into business associate agreements.

Intellectual Property

We maintain a proactive intellectual property strategy, which includes patent filings in multiple jurisdictions, including the United States and other commercially significant markets. We currently hold 59 issued patents in various regions including patents issued by the United States, Australian, Brazilian, Canadian, Chinese, European, Hong Kong, Indian, Israeli, Japanese, Korean, Mexican, Philippine, Russian, South African, and Taiwanese patent offices that cover various parts of our technology, which include A Method Of Monitoring Glucose Levels, Device For Non-Invasively Measuring Glucose, Individual Measuring Channels For Non-Invasively Measuring Glucose, Ear Clip For Medical Monitoring Device. However, since we have taken Glucotrack 1.0 form the market, we have not maintained these patents across the geographies. New IP is being generated for both Glucotrack 2.0 and the Invasive CGM that will add to our patent portfolio while providing more longevity.

We understand the importance of obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend in large part on our ability to file for and obtain patent protection of our principal products and procedures, to defend existing or future patents, to maintain trade secrets and to operate without infringing upon the proprietary rights of others.

We have obtained trademark registrations for GlucoTrack® in various countries, including the US, Europe, China and Israel, and also own an allowed trademark applications for GlucoTrack® in Canada. Trademark registrations were issued in ten countries for “JUST CLIP IT,” including France and China, and additional applications are pending in three countries, including the United States. In addition, trademark registrations were issued in seven countries for “YOUR TRACK TO HEALTH,” including France and China, and additional applications are pending in three countries, including the United States. Trademark registrations have been issued in Israel to register “Integrity,” the Company’s logo and the GlucoTrack logo. Registration have issued in Hong Kong and Taiwan and are pending in China and Singapore to register GlucoTrack in Chinese characters. Our application in South Korea to register GlucoTrack in Korean characters has been allowed.

We believe that our patents and products do not and will not infringe patents or violate proprietary rights of others, although it is possible that our existing patent rights may not be valid or that infringement of existing or future patents or proprietary rights may occur. Litigation may be necessary to defend or enforce our patent rights or to determine the scope and validity of the proprietary rights of others. Defense and enforcement of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable, and could result in the diversion of substantial resources and management time and attention from our other activities. An adverse outcome could subject us to significant liability to third parties, require us to obtain licenses from third parties, require us to alter our products or processes, or require that we cease altogether any related research and development activities or product sales.

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Patent protection is highly uncertain and involves complex legal and factual questions and issues. The patent application and issuance process can be expected to take several years and entails considerable expense. There can be no assurance that patents will be issued as a result of any applications or that any patents resulting from such applications or our existing patents will be sufficiently broad to afford protection against competitors with similar or competing technology. Patents that we obtain may be challenged, invalidated or circumvented, or the rights granted under such patents may not provide us with any competitive advantages.

Competition

The market for blood glucose monitoring devices is intensely competitive, subject to rapid change and significantly affected by new product introductions. Four companies, Roche; LifeScan, Inc., a division of Johnson & Johnson; Abbott Laboratories; and Ascensia, a spin off from the Bayer Corporation, currently account for substantially all of the worldwide sales of self-monitored glucose testing systems. These competitors’ products use a meter and disposable test strips to test blood obtained by pricking the finger or, in some cases, the palm or forearm.

Within the last few years, Continuous Glucose Monitoring (CGM) devices have been introduced into the market and will compete with GlucoTrack® and our future devices. Currently, to our knowledge, three different brands have obtained FDA clearance to market and are selling CGM devices in the U.S. These brands are sold by Medtronic plc., Abbott Laboratories, and Dexcom, Inc. Several new and smaller players have obtained clearance to market in EU, although their performances are significantly inferior to those of Medtronic, Abbott, and DexCom. CGM devices are invasive devices, in which a needle is inserted under the skin (either in the abdomen or the upper arm) and measures interstitial fluid. Although we cannot predict what standards will be employed by applicable regulatory authorities as we seek FDA clearance, the results achieved by GlucoTrack® 2.0 in our safety and performance clinical trial conducted were similar to the results obtained from the CGM devices that have been introduced to the market, as of the time of their introduction. As mentioned above, we expect the performance requirements from the regulating agencies will be more stringent as the CGM products have improved their performance since initial market introduction.

In addition, other companies are developing non-invasive glucose testing devices and technologies that could compete with our devices. There are also a number of academic and other institutions involved in various phases of technology development regarding blood glucose monitoring devices. We believe that the majority of non-invasive glucose monitors in development require frequent calibrations (from a few hours to a few days, compared to the GlucoTrack® 1.0, which has a demonstrated efficacy period of six months from the initial calibration). Other than Know Labs and Movano, companies known to be developing non-invasive measurement devices are all privately held such as Alertgy, Gwave, Diamontech, Boydsense, etc. Companies known to be developing an implantable CGM are Sensionics and privately-held Profusa and Indigo Diabetes NV.

Some of our competitors are either publicly traded or are divisions of publicly-traded companies, and they enjoy several competitive advantages, including:

●	significantly greater name recognition;

●	established relations with healthcare professionals, customers and third-party payors;

●	established distribution networks;

●	additional lines of products, and the ability to offer rebates or bundle products to offer higher discounts or incentives to gain a competitive advantage;

●	greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products and marketing approved products; and

●	greater financial and human resources for product development, sales and marketing, and patent litigation.

Some of our other non-publicly traded competitors also enjoy these competitive advantages. As a result, we cannot assure that we will be able to compete effectively against these companies or their products.

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GlucoTrack® does not directly measure the glucose level concentration in the blood. Rather, it measures several physiological phenomena that are correlated with the glucose level. In order to correlate between the measured signal and the glucose level, a translation is needed. This translation is accomplished through the individual calibration of the device by reference to a measurement obtained from an invasive device.

Non-invasive devices under different stages of development generally require frequent recalibration. For example, GlucoWatch, a single non-invasive product for glucose trend analysis that was previously approved for sale by the FDA, but which is no longer available commercially, required recalibrations approximately every 13 hours. The main reasons for calibration are that tissue parameters generally fluctuate in the area of the measurement and are sensitive to the location of the sensor and the impact of potential disturbances. Disturbances are less frequent in the earlobes, where GlucoTrack® takes its measurements. Utilizing three channels simultaneously reduces the noise contribution in the measurement. In addition, the personal ear clip contains sensors to help users attach the device to the proper part of the ear lobe.

GlucoTrack® 1.0 has received CE Mark approval, which allows us to market and sell GlucoTrack® 1.0 glucose monitoring device in EU member countries that have adopted the MDD without being subject to additional national regulations with regard to demonstration of performance and safety. While the MDD is applicable throughout the EU, it requires only a minimum level of harmonization among member countries. Accordingly, member countries may apply and enforce the MDD’s terms differently, and certain EU member countries may request or require performance and/or safety data additional to the MDD’s requirements from time to time, on a case-by-case basis. Moreover, the MDD notwithstanding, because the regulatory regimes of the EU member countries are significantly diverse, it is difficult to predict future regulatory developments and risks. GlucoTrack® 1.0 has not yet been cleared or approved for commercial sale in any other jurisdiction, including the United States. See “Government Regulation - Regulation of the Design, Manufacture and Distribution of Medical Devices” below for a discussion of the approval process for commercial sale in the United States. There can be no assurance that approval for commercial sale in any additional jurisdiction will be obtained on a timely basis or at all. GlucoTrack 2.0 is currently under development.

Corporate Information

Our principal offices are located at 301 17 North, suite 800, Rutherford NJ 07070, and our telephone number is 201-842-7715. Our website address is http://www.glucotrack; the reference to such website address does not constitute incorporation by reference of the information contained on the website and such information should not be considered part of this report. There is no relationship between us and Integrity Applications, Incorporated, the engineering and software services company based in Chantilly, Virginia.

Board and Committees

We have five members on our Board, four of whom are independent. The Board has an Audit Committee and a Compensation Committee and Nominating and Corporate Governance Committee, the Audit consisting solely of independent directors. We are continuing to consider expansion of the Board and the establishment of additional appropriate Board committees to support the Company.

Employees

As of April 12, 2023, we had three full-time employees. None of our employees are represented by a collective bargaining agreement. In addition, as of April 12, 2023, we had five significant consultants.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us:	[●] shares of our common stock, par value $0.001.

Pre-funded warrants offered by us:

Pre-funded warrants to purchase up to an aggregate of [●] shares of common stock. We are offering the pre-funded warrants to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Each pre-funded warrant is exercisable for one share of common stock. Each pre-funded warrant is being sold for a price of $[●]. Each pre-funded warrant will have an exercise price per share of common stock of $0.001, will be immediately exercisable and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein.

Common stock to be outstanding after the offering	[●] shares of our common stock, assuming all of the pre-funded warrants issued in this offering are exercised.

Option to purchase additional shares

We have granted the underwriter an option for a period of up to 45 days from the date of the closing of the offering to purchase up to an aggregate of [●] additional shares of our common stock and/or pre-funded warrants (representing 15% of the shares of common stock and/or pre-funded warrants sold in the offering) at the price set forth on the cover page of this prospectus supplement, less the underwriting discounts and commissions.

Use of Proceeds	We intend to use the net proceeds from these sales for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although we do not have agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds” on page S-20 of this prospectus supplement.

Risk Factors	An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “GCTK.” The shares of common stock offered hereby and the shares of common stock issuable upon exercise of the pre-funded warrants will be listed on the Nasdaq Capital Market. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system

The number of shares of our common stock to be outstanding immediately after this offering is based on 15,503,632 shares of common stock outstanding as of April 10, 2023, and excludes the following:

6,353,192 Warrants outstanding to purchase common stock, 341,103 stock options and 13,105 restricted stock units (as of April 12, 2023).

Unless otherwise indicated, all information in this prospectus assumes no exercise or conversion of the outstanding Note, warrants or stock options described above.

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RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement, the accompanying prospectus, and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2022, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

You will experience immediate and substantial dilution.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $[●] per share in the net tangible book value of the common stock. In addition, we may issue additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you would incur if you purchase securities in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for particular purposes, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

A substantial number of shares of our common stock could be sold into the public market in the near future, which could depress our stock price.

Sales of substantial amounts of our common stock in the public market could reduce the prevailing market prices for our common stock. If our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

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USE OF PROCEEDS

We estimate that the proceeds from this offering, after deducting estimated offering expenses payable by us and underwriting discounts and commissions, and excluding the proceeds, if any, from the subsequent exercise of the pre-funded warrants offered and issued pursuant to this offering, will be approximately $[●] million (or $[●] million if the underwriter’s option to purchase additional shares is exercised in full). We intend to use the net proceeds of this offering for general corporate purposes, including working capital, operating expenses, and capital expenditures.

We may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although we do not have agreements or commitments for any material acquisitions or investments at this time.

However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

DILUTION

If you invest in our common stock or pre-funded warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per share or pre-funded warrant, as applicable, and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on December 31, 2022 was approximately $1.23 million, or approximately $0.079 per share of common stock based upon 15,503,632 shares outstanding. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to our sale of [●] shares of our common stock at a public offering price of $[●] per share and pre-funded warrants to purchase [●] shares of our common stock at the public offering price of $[●] per pre-funded warrant, including shares of common stock issuable upon exercise of the pre-funded warrants but excluding any resulting accounting associated therewith, excluding the exercise of the underwriter’s option to purchase additional shares, and after deducting underwriting discounts, commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2022 would have been $[●], or $[●] per share. This represents an immediate increase in net tangible book value of $[●] per share to our existing stockholders and an immediate dilution of $[●] per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share			$	[●]
Net tangible book value per share as of December 31, 2022		$0.079
Increase per share attributable to this offering	$	[●]
Pro forma net tangible book value per share after this offering	$	[●]
Dilution per share to investors in this offering			$	[●]

The above discussion and table are based on 15,503,632 shares of our common stock outstanding as of December 31, 2022 and assumes the full exercise of the pre-funded warrants sold in the offering.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

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In addition, the amounts in the table above assume no exercise by the underwriter of its option to purchase additional shares. If the underwriter exercises its option to purchase shares of our common stock in full, the pro forma net tangible book value per share after this offering would be approximately $[●] per share, representing an increase in net tangible book value per share attributable to this offering of approximately $[●] and dilution in net tangible book value per share to investors in this offering of approximately $[●].

DESCRIPTION OF SECURITIES

In this offering, we are offering shares of our common stock and pre-funded warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the offered pre-funded warrants). No fractional warrants will be issued.

Common Stock

As of April 12, 2023, there were 15,503,632 shares of common stock issued and outstanding, held of record by approximately 352 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “GCTK”. The transfer agent and registrar for our common stock is 6201 15th Ave, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

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Cashless Exercise

The pre-funded warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of common stock, the holders of pre-funded warrants will not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such pre-funded warrant holders exercise their warrants.

Amendment and Waiver

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

UNDERWRITING

Aegis Capital Corp. is the sole underwriter and book-running manager for this offering. Under the terms of an underwriting agreement dated April   , 2023, we have agreed to sell to the underwriter, on a firm commitment basis, the number of shares of common stock and pre-funded warrants shown opposite its name below:

Underwriter	Shares of Common Stock	Number of Pre-funded Warrants
Aegis Capital Corp.
Total

The underwriting agreement provides that the underwriter’s obligation to purchase the shares of common stock and pre-funded warrants depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriter are true;

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●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriter.

Discounts, Commissions and Reimbursement

The underwriter has advised us that it proposes to offer the shares of common stock and the pre-funded warrants to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriter may offer shares of common stock and/or pre-funded warrants to securities dealers at that price less a concession of not more than $         per share of common stock or pre-funded warrant. After the initial offering, the public offering price and concession to dealers may be changed.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming no exercise and full exercise by the underwriter of its over-allotment option, respectively:

Total
	Per Common Share	Pre Pre- funded Warrant	Without Option	With Option
Public offering price	$	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$	$
Proceeds, before expenses to us	$	$	$	$

In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the shares with SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be underwriter’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of shares from the Company to the underwriter and (h) the fees and expenses of the Company’s accountants; and (i) a maximum of $75,000 for fees and expenses, including “road show”, diligence, and reasonable legal fees and disbursements for the underwriter’s legal counsel.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, including amounts for which we agreed to reimburse the underwriter for certain of its expenses, will be approximately $        .

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for 45 days after the closing of this offering, permits the underwriter to purchase up to an aggregate of          additional shares of common stock and/or pre-funded warrants (equal to 15% of the number of shares of common stock and/or pre-funded warrants sold in the offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriter exercises this option in whole or in part, then the underwriter will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock and/or pre-funded warrants.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

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Lock-Up Agreements

Our directors, executive officers, and shareholders holding at least ten percent of the outstanding shares of common stock, have agreed for a period of sixty (60) days, after the closing date of the offering, subject to certain exceptions, not to directly or indirectly offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for the shares of the Company.

Company Standstill

The Company has agreed, for a period of sixty (60) days after the closing date of the offering, that it will not, without the prior written consent of the underwriter, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof, subject to certain exceptions in the underwriting agreement.

Right of First Refusal

Pursuant to the terms of the underwriting agreement, if, for the period ending ninety (90) days from the closing of this offering, subject to certain exceptions set forth in the underwriting agreement, we or any of our subsidiaries (a) decide to finance or refinance any indebtedness, The underwriter (or any affiliate designated by the underwriter) shall have the right to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decide to raise funds by means of a public offering (including an at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, The underwriter (or any affiliate designated by The underwriter) shall have the right to act as the sole book-running manager, sole underwriter or sole placement agent for such financing.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or one or more of selling group members. The underwriter may agree to allocate a number of shares to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

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“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Passive Market Making

The underwriter may also engage in passive market making transactions in our shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and its respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, the Company has no present arrangements with the underwriter for any further services.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Jolie Kahn, Esq.., New York, New York. Aegis Capital Corp. is being represented in connection with this offering by Kaufman & Canoles, P.C., Richmond, Virginia.

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EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 31, 2023;

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on March 2, 2023;

●	Current Report on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on April 6, 2023; and

●	Our registration statement on Form 8-A filed on August 14, 2012.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us or by writing to us at the following address and phone number:

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

GLUCOTRACK, INC.

301 Route 17 North, Ste. 800

Rutherford, NJ 07070

(201) 842-7715

Our website address is https://glucotrack.com/. Except for any documents that are incorporated by reference into this prospectus supplement that may be accessed from our website, the information available on or through our website is not part of this prospectus supplement.

S-26

PROSPECTUS

$100,000,000

Integrity Applications, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that may be offered. We will provide specific information and the amounts, prices and terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements and term sheets, together with any documents incorporated by reference, carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer these securities directly to investors, through agents, underwriters or dealers to be designated by us at a future date, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities, including the names of any underwriters, dealers or agents involved and any applicable purchase price, fee, commission or discount arrangement between or among them.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the OTCQB Market under the symbol “IGAP.” On September 13, 2021, the last reported sale price of our common stock on the OTCQB was $6.50 per share.

EXPLANATORY NOTE

This registration statement contains a base prospectus. The specific terms of the securities offered pursuant to the base prospectus will be specified in a prospectus supplement to be filed subsequent to the filing of this base prospectus. The issuer’s unaffiliated market float of its common stock as of July 23, 2021 was approximately $79.3 million.

In connection with its application to list its shares on NASDAQ, on August 13, 2021, the Company effected a reverse split of its Ordinary Shares in a ratio of 1 for 13 (the “Reverse Share Split”).

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is         , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the common stock, preferred stock, debt securities, warrants and units described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as the “securities”. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor any applicable underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

Unless the context otherwise requires, the terms “Integrity Applications,” the “Company,” “we,” “us” and “our” refer to Integrity Applications, Inc. and not to any of its existing or future subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the risk factors under the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus.

Our Business

References in this section to the “Company,” “we,” “us” and “our” refer to Integrity Applications, Inc. and our consolidated subsidiaries.

Overview

Incorporated in Delaware in May 2010, we are a medical device company focused on the design, development and commercialization of non-invasive glucose monitoring devices for use by people with diabetes and pre-diabetics. On July 15, 2010, we completed a reverse triangular merger with Integrity Israel and Integrity Acquisition Corp. Ltd., an Israeli corporation and a wholly owned subsidiary of ours, pursuant to which Integrity Acquisition Corp. Ltd. merged with and into Integrity Israel and all of the stockholders and option holders of Integrity Israel became entitled to receive shares and options in us in exchange for their shares and options in Integrity Israel (the “Reorganization”). Following the Reorganization, the former equity holders of Integrity Israel were entitled to the same proportional ownership in us as they had in Integrity Israel prior to the Reorganization. As a result of the Reorganization, Integrity Israel became a wholly owned subsidiary of ours. We operate primarily through Integrity Israel.

Integrity Israel was founded in 2001 with a mission to develop, produce and market non-invasive glucose monitors for home use by diabetics. We have developed a non-invasive glucose monitor, the GlucoTrack® glucose monitoring device, which is designed to help people with diabetes and pre-diabetics obtain glucose level readings without the pain, inconvenience, cost and difficulty of conventional (invasive) spot finger stick devices. The first generation GlucoTrack® (“GlucoTrack 1.0”) utilizes a patented combination of ultrasound, electromagnetic and thermal technologies to obtain glucose measurements in less than one minute via a small sensor that is clipped onto one’s earlobe and connected to a small, handheld control and display unit, all without drawing blood or interstitial fluid.

We are currently developing our own companion applications and a cloud-based solution, as well as conducting ongoing discussions with potential partners, to offer an effective platform to provide real time, data driven personalized tools to effectively help a user manage their diabetes. In addition to being a critical and effective management tool for the end user, we believe that third parties such as insurers, pharmaceutical companies and advertisers would be willing to pay for the de-identified data that we will obtain through our platform, and that this is an opportunity for us to develop an additional revenue source.

After a short calibration process of approximately thirty minutes and consisting of three invasive reference measurements, GlucoTrack 1.0 can be used to non-invasively measure glucose levels for six months before a user is required to repeat the calibration process. The entire calibration process can be performed by the user themselves without the need for a trained calibrator. We believe the simple-to-perform calibration, as well as the infrequency of the required re-calibration are significant advantages over our competition.

GlucoTrack 1.0 has received the initial Conformité Européene (CE) Mark (indicating the conformity of the Company’s product with health, safety, and environmental protection standards for products sold within the European Economic Area) approval for the GlucoTrack® 1.0 from DEKRA Certification B.V., our European notified body (the “Notified Body”), which is an entity that has been accredited by a member state of the European Union (“EU”) to assess whether a product to be placed on the market meets certain preordained standards. The intended use for GlucoTrack 1.0 received by the Notified Body is for both those with Type 2 diabetes as well as those suffering from pre-diabetes.

Receipt of the CE Mark allows us to market and sell GlucoTrack® 1.0 glucose monitoring device in EU member countries that have adopted the European Medical Device Directive (the “MDD”) without being subject to additional national regulations with regard to demonstration of performance and safety. However, although the MDD is applicable throughout the EU, in practice it does not ensure uniform regulation throughout the EU. Accordingly, member countries may apply and enforce the MDD’s terms differently, and certain EU member countries may request or require performance and/or safety data in addition to the MDD’s requirements from time to time, on a case-by-case basis. The CE Mark also permits the sale in countries that have an MDD Mutual Recognition Agreement with the EU. This would include some countries in South East Asia as well as in Latin America, opening new potential markets for Integrity on a global basis.

Safety and quality are non-negotiables in the medical devices industry. Regulatory requirements are increasingly stringent throughout every step of a product’s life cycle, including service and delivery. More and more, organizations in the industry are expected to demonstrate their quality management processes and ensure best practice in everything they do. ISO 13485, is an internationally agreed standard that sets out the requirements for a quality management system specific to the medical devices industry. On February 19, 2016, we received an extension of our ISO 13485:2003 certificate and Annex II certification from the EU. The ISO 13485:2003 certification signifies that we have met the standards required for company-wide implementation of device quality management system(s). The scope of the certification is design, development, manufacture and service of non-invasive glucose monitoring systems for home use. Annex II also addresses quality control systems. The certification allows us to self-certify certain modifications and changes and simplifies some of the reporting to and review by the relevant Notified Body. This can shorten the CE-mark review process of future GlucoTrack® enhancements or revisions, including software updates and other improvements of the device that do not affect the intended use and/or safety performance. The ISO 13485:2003 and Annex II certifications enable us to potentially reduce the time to market for product sales on new, enhanced or modified GlucoTrack® devices.

Clinical trials conducted in Germany by Pfutzner Science & Health Institute, GmbH, headed by Prof. Dr. Andreas Pfutzner, on subjects with Type 2 diabetes and pre-diabetes, as well as at Soroka University Medical Center, Beer-Sheva, Israel, demonstrated favorable results. Results from the trials show 99.7% of the study data points within the clinically accepted A and B zones of the Consensus Error Grid (which is a new tool for evaluating the accuracy of a blood glucose meter) (Type 2), 99.3% of the study data points were within the clinically accepted A and B zones of the Clarke Error Grid (which is a tool used to quantify the clinical accuracy of blood glucose estimates generated by meters as compared to a reference value), 17.0% Mean Absolute Relative Difference, and 12.9% Median Absolute Relative Difference. In addition, the German trial concluded that the data confirms the performance of the GlucoTrack® among its intended users, including pre-diabetic patients.

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In addition, the Company has demonstrated (1) the GlucoTrack® algorithm, which compensates for the tissue-lagging effect relative to blood glucose changes post-meal intake, significantly improves GlucoTrack® accuracy at different post-prandial (post- meal) states, and equalizes accuracy for pre- and post-meal glucose readings; (2) GlucoTrack® clinical accuracy as measured by Consensus Error Grid (CEG) showed 100% of the pre-prandial readings in the A+B zones, and 98.2% of the post-prandial readings in the A+B zones; (3) GlucoTrack® 1.0 demonstrates consistent glucose measurement repeatability between different GlucoTrack® devices and on each earlobe of the same subject; (4) the repeatability of different GlucoTrack® devices is similar at all tested glucose ranges and post-prandial time periods; and (5) the GlucoTrack® mean precision absolute relative difference (PARD) of 8.2% is equivalent or better than the independently reported PARD values of commercially available continuous glucose monitoring systems.

The Company conducted a study that evaluated GlucoTracker accuracy in 172 adults with type 2 diabetes who were prescribed one or more medications for major medical conditions associated with diabetes and presented key findings of this study at the European Association for the Study of Diabetes Congress (EASD) in Lisbon, Portugal. The experiment stratified participants into five medication groups, focusing on anti-cholesterolemia, anti-hypertension, anti-thrombotic, and anti-diabetic (prolonged duration and short and mixed duration) medications. The study demonstrated that the use of these common concomitant medications in diabetes had no effect on the performance of GlucoTrack®.

In 2018, the Company presented at the 11th International Conference on Advanced Technologies & Treatments for Diabetes (ATTD 2018) in Vienna, Austria. The Company presented data on the performance of a non-invasive glucose monitoring device (GlucoTrack®) with regard to accuracy and precision. Device accuracy data was presented for 37 people with type 2 diabetes using the consensus error grid analysis for type 2 diabetes and measuring the median absolute relative difference (ARD). The results showed that 99.6% of 257 measurements were in zones A and B of the Consensus error grid, with 90.3% of the measurements in zone A, the mean and median ARD were 17.2% and 12.9%, respectively, and at various glucose levels, mean PARD ranged from 7.7%-8.7%. Data was also presented on sensor to sensor precision in 20 people with type 2 diabetes where ~19 simultaneous measurements using two GlucoTrack® devices, one on each earlobe. The results show that GlucoTrack® is highly accurate with sensor-to-sensor precision is comparable to that of CGMs (GlucoTrack: 8.1%, Dexcom G6: 9.0%, Freestyle Navigator: 9.6%).

The Company had begun the implementation of a proof of concept pilot program for GlucoTrack 1.0 in the Netherlands, a country chosen based on the relatively smaller size of the marketplace to allow us to be able to rapidly assess our performance and make adjustments as necessary. We have been working closely with our exclusive distributor in the Netherlands, Medireva B.V., and have accomplished product and disease area training across the organization and segmentation of the local target audiences including key opinion leaders, treating physicians, and diabetes nurses. The most important aspect of our pilot program in the Netherlands are the discussions held with many health insurance companies. Approval of full or partial reimbursement by the health insurance companies will be a key factor in enabling us to achieve significant sales volume. The Company has made progress with several of these companies on initial programs with GlucoTrack 1.0 as an important step towards reimbursement approval.

Talent development, recruiting and organizational health have been a critical focus of the Company over the last 12 months. A number of high-quality individuals have joined the Company, each of whom bring extensive experience in their respective fields. We have bolstered our Senior Management with the recruitment of Erez Ben-Zvi, a highly experienced MedTech development professional who joined us last year as Vice President of Product, and recently took on the additional role of General Manager, and Shalom Shushan, a seasoned executive who joined us as Chief Technology Officer. We added two new independent directors; Paul V. Goode PhD, who has a decorated career developing innovative medical technologies, including at DexCom and MiniMed, and Luis J. Malavé, formerly of Insulet Corp, Medtronic and MiniMed. Several highly talented and accomplished executives joined the Company as senior advisors to the Board. These include Yair Briman, the former CEO of Philips Healthcare Informatics, Daniel McCaffrey MBA MA, a world-renowned behavioral scientist and digital health expert currently at Samsung Health and formerly of Dexcom, Dr. Alexander Raykhman PhD, a measurement and artificial intelligence expert and Dr. David C. Klonoff, world renowned endocrinologist and diabetes technology thought leader. We intend to continue to invest in our talent and to expand and strengthen all areas within the company.

Recently, the Company performed a top-down analysis of the GlucoTrack 1.0 model to identify areas of potential enhancement, as it relates to the platform, integrations, sensor technologies, accuracy as well as costs to manufacture. The result of this comprehensive review is an accelerated development plan for GlucoTrack 2.0. GlucoTrack 2.0 will be a completely wireless and rechargeable earclip to be paired with a smartphone, with more capabilities and features, increased accuracy, significantly greater margins for the Company and lower cost to the end-user as compared to GlucoTrack 1.0.

As previously reported, the Company has made significant progress towards receiving insurance reimbursement in the Netherlands. With the new accelerated development plan for GlucoTrack 2.0, with all of the expected advantages over GlucoTrack 1.0, it made clear to the Company that introducing GlucoTrack 2.0 rather than the GlucoTrack 1.0 would serve the diabetes market and the Company more effectively. We are currently working with our European partners on the roadmap for distribution of GlucoTrack 2.0 when completed and ready to market.

In addition to the European markets, the Company is now focused on the U.S. market as well, including building out its U.S. go-to-market strategy and planning the required FDA clinical trials and field testing to support its entrance into the market. The Company is currently in the process of identifying clinical sites in the U.S., interviewing Contract Research Organizations (CRO’s), and forming its Scientific and Medical Advisory Boards. We intend to build out a team to support the U.S. activities, while continuing our technology development in our R&D facility located in Israel.

We may be at risk as a result of the current COVID-19 pandemic. Risks that could affect our business include the duration and scope of the COVID-19 pandemic and the impact on the demand for our products; actions by governments, businesses and individuals taken in response to the pandemic; the length of time of the COVID-19 pandemic and the possibility of its reoccurrence; the timing required to develop effective treatments and a vaccine in the event of future outbreaks; the eventual impact of the pandemic and actions taken in response to the pandemic on global and regional economies; and the pace of recovery when the COVID-19 pandemic subsides.

Corporate Information

Integrity Applications, Inc. (the “Company”) was incorporated on May 18, 2010 under the laws of the State of Delaware. On July 15, 2010, Integrity Acquisition Corp. Ltd. (hereinafter: “Integrity Acquisition”), a wholly owned Israeli subsidiary of the Company, which was established on May 23, 2010, completed a merger with A.D. Integrity Applications Ltd. (hereinafter: “Integrity Israel”), an Israeli corporation that was previously held by the stockholders of the Company. Pursuant to the merger, all equity holders of Integrity Israel received the same proportional ownership in the Company as they had in Integrity Israel prior to the merger. Following the merger, Integrity Israel became a wholly-owned subsidiary of the Company. As the merger transaction constituted a structural reorganization, the merger has been accounted for at historical cost in a manner similar to a pooling of interests. Integrity Israel was incorporated in 2001 and commenced its operations in 2002. Integrity Israel, a medical device company, focuses on the design, development and commercialization of non-invasive glucose monitoring devices for use by people with diabetes and prediabetes.

Our corporate website is www.integrity-app.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

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The Offering

Securities offered pursuant to this prospectus	We may offer and sell from time to time up to an aggregate of $100 million of any of, or units comprised of, or other combinations of, the following securities:

●	Common Stock. We may issue shares of our common stock. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as, and if declared by our Board of Directors. Holders of common stock are entitled to one vote per share, and do not have cumulative voting rights in the election of directors.
●	Preferred Stock. We may issue shares of our preferred stock in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.
●	Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities either separately or together with, upon conversion of or in exchange for other securities.
●	Warrants. We may issue warrants to purchase shares of common stock, preferred stock and/or debt securities of the Company. We may issue warrants independently or together with other securities.
●	Units. We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Use of proceeds	We anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes. Please see “Use of Proceeds” below.

Risk factors	Investing in our common stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in our common stock that you should consider before investing in our common stock, see “Risk Factors” below and all other information set forth in this prospectus.

OTCQB symbol	IGAP

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements” below for a discussion of forward-looking statements and the significance of such statements in the context of this prospectus.

We have a history of operating losses, and there is no assurance that we will generate material revenues or become profitable in the near future.

We are a medical device company with a limited operating history. We are not profitable and have incurred losses since our inception. To date we have not generated material revenue from the sale of products, and we do not anticipate that we will report operating income in the near future. Our initial product, GlucoTrack® 1.0, has not been approved for marketing in the United States and may not be sold or marketed without FDA clearance or approval in the United States. Our next generation product, GlucoTrack® 2.0 is currently under development. While our GlucoTrack® 1.0 received CE Mark approval in 2013, there is no assurance that we will be able to generate any material revenues from sales of such model in the EU or any other jurisdictions. We continue to incur research and development and selling, marketing and general and administrative expenses related to our operations, development and commercialization of our first product. Our operating losses for the years ended December 31, 2020 and 2019 were approximately $3.1 million and $3.5 million, respectively, and we had an accumulated deficit of approximately $93.4 million as of December 31, 2020. We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we develop and prepare to commercialize GlucoTrack® 2.0. If we are not successful in developing, manufacturing and distributing GlucoTrack® 2.0, or if GlucoTrack® 2.0 does not achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

We have never declared or paid any cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future.

We have never declared or paid any cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any cash that might be available for payment of dividends will be used to expand our business. Payments of any cash dividends in the future will depend on our financial condition, results of operation and capital requirements, as well as other factors deemed relevant to our Board of Directors.

Economic crises and market instability may materially and adversely affect the demand for our products, as well as our ability to obtain credit or secure funds through sales of our stock, which may materially and adversely affect our business, financial condition and ability to fund our operations.

Economic crises may reduce the demand for new and innovative medical devices, resulting in delayed market acceptance of our products, if and when they are approved. Such a delay could have a material adverse impact on our business, expected cash flows, results of operations and financial condition. Additionally, we have funded our operations to date primarily through private sales of securities, including common stock and other securities convertible into or exercisable for shares of our common stock. Economic turmoil and instability in the world’s equity and credit markets and in the unstable world may materially adversely affect our ability to sell additional securities and/or borrow cash. There can be no assurance that we will be able to raise additional working capital on acceptable terms or at all, and any failure to do so may materially adversely affect our ability to continue operations.

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GlucoTrack® may not be approved for sale in the United States or other (non-CE Mark) jurisdictions.

We will likely be required to undertake significant clinical trials to demonstrate to the FDA that GlucoTrack® is either safe and effective for its intended use or is substantially equivalent in terms of safety and effectiveness to an existing, lawfully marketed non-Section 515 premarket approval (PMA) device (refer to “Management Discussion and Analysis - Government Regulatory”). We may also be required to undertake clinical trials by non-U.S. regulatory agencies in non-CE Mark jurisdictions. Clinical trials are expensive and uncertain processes that may take years to complete. Failure can occur at any point in the process and early positive results do not ensure that the entire clinical trial will be successful. Product candidates in clinical trials may fail to show desired efficacy and safety traits despite early promising results. A number of companies in the medical device industry have suffered significant setbacks in advanced clinical trials, even after their product candidates demonstrated promising results at earlier points.

Positive results from the limited pre-clinical trials and safety and performance clinical trial that we have conducted should not be relied upon as evidence that later-stage or large-scale clinical trials will succeed. These trials involved limited patient populations and there is no assurance that the experimental protocol or protocols, as the case may be, used in these informal trials will be methodologically similar to ones submitted to the FDA or any other regulatory body for its approval. Because of the sample size, possible variation in methodology, differences in exclusion/inclusion criteria, or differences in endpoints, the results of these pre-clinical trials may not be indicative of future results. We will likely be required to demonstrate through well-controlled clinical trials that GlucoTrack® or future product candidates, if any, are safe and effective for their intended uses. In the event that the FDA deems GlucoTrack® to be a Class II device, which we do not believe is likely at this point, then we would be required to demonstrate that it is substantially equivalent in terms of safety and effectiveness to a device lawfully marketed either through a premarket notification or prior to May 28, 1976.

Additionally, although we have received our CE Mark approval for GlucoTrack® 1.0, EU member countries may request or require additional performance and/or safety data from time to time, on a case-by-case basis. GlucoTrack® 2.0 is currently under development.

Further, GlucoTrack® or our future product candidates, if any, may not be cleared or approved, as the case may be, even if the clinical data are satisfactory and support, in our view, its or their clearance or approval. The FDA or other non-U.S. regulatory authorities may disagree with our trial design or interpretation of the clinical data. In addition, any of these regulatory authorities may change requirements for the clearance or approval of a product candidate even after reviewing and providing comment on a protocol for a pivotal clinical trial that has the potential to result in FDA approval. In addition, any of these regulatory authorities may also clear or approve a product candidate for fewer or more limited uses than we request or may grant clearance or approval contingent on the performance of costly post-marketing clinical trials. In addition, the FDA or other non-regulatory authorities may not approve the labeling claims necessary or desirable for the successful commercialization of GlucoTrack® or our future product candidates, if any.

We are highly dependent on the success of our next generation product candidate, GlucoTrack® 2.0, and cannot give any assurance that it will receive regulatory approval or clearance or be successfully commercialized.

We are highly dependent on the success of our next generation product candidate, GlucoTrack® model 2.0. We cannot give any assurance that the FDA will permit us to clinically test the device, nor can we give any assurance that the clinical trials will be successful or that GlucoTrack® 2.0 will receive regulatory clearance or approval or be successfully commercialized, for a number of reasons, including, without limitation, the potential introduction by our competitors of more clinically-effective or cost-effective alternatives, failure in our sales and marketing efforts, or the failure to obtain positive coverage determinations or reimbursement. Any failure to obtain approval to conduct clinical trials, favorable clinical data, clearance or approval of or to successfully commercialize GlucoTrack® 2.0 would have a material adverse effect on our business.

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If our competitors develop and market products that are more effective, safer or less expensive than GlucoTrack® or our future product candidates, if any, our commercial opportunities will be adversely affected.

The life sciences industry is highly competitive and we face significant competition from many medical device companies that are researching and marketing products designed to address the needs of persons suffering from diabetes. We are currently developing medical devices that will compete with other medical devices that currently exist or are being developed. Some of our competitors have significantly greater financial, manufacturing, marketing and product development resources than we do. Large medical device companies, in particular, have extensive experience in clinical testing and in obtaining regulatory clearances or approvals for medical devices. These companies also have significantly greater research and marketing capabilities than us. Some of the medical device companies that we expect to compete with include Roche; LifeScan, Inc., a division of Johnson & Johnson; the MediSense and TheraSense divisions of Abbott Laboratories; Ascensia, a spin off from Bayer Corporation; Dexcom, Inc. and Medtronic, Inc. In addition, many other universities and private and public research institutions are or may become active in research involving blood glucose measurement devices.

We believe that our ability to successfully compete will depend on, among other things:

●	our ability to have partners manufacture and sell commercial quantities of any approved products to the market;

●	acceptance of product candidates by physicians and other health care providers;

●	the results of our clinical trials;

●	our ability to recruit and enroll patients for our clinical trials;

●	the efficacy, safety, performance and reliability of our product candidates;

●	the speed at which we develop product candidates;

●	our ability to obtain prompt and favorable IRB review and approval at each of our clinical sites;

●	our ability to commercialize and market any of our product candidates that may receive regulatory clearance or approval;

●	our ability to design and successfully execute appropriate clinical trials;

●	the timing and scope of regulatory clearances or approvals;

●	appropriate coverage and adequate levels of reimbursement under private and governmental health insurance plans, including Medicare; and

●	our ability to protect intellectual property rights related to our products.

If our competitors market products that are more effective, safer, easier to use or less expensive than GlucoTrack® or our future product candidates, if any, or that reach the market sooner than GlucoTrack® or our future product candidates, if any, we may not achieve commercial success. In addition, the medical device industry is characterized by rapid technological change. It may be difficult for us to stay abreast of the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete or less competitive.

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Our product development activities could be delayed or stopped.

We do not know whether our future clinical trials will begin on time, or at all, and whether ongoing and/or future clinical trials will be completed on schedule, or at all.

The commencement of future clinical trials could be substantially delayed or prevented by several factors, including:

●	the failure to obtain sufficient funding to pay for all necessary clinical trials;

●	limited number of, and competition for, suitable patients that meet the protocol’s inclusion criteria and do not meet any of the exclusion criteria;

●	limited number of, and competition for, suitable sites to conduct the clinical trials, and delay or failure to obtain FDA approval, if necessary, to commence a clinical trial;

●	delay or failure to obtain sufficient supplies of the product candidate for clinical trials;

●	requirements to provide the medical device required in clinical trials at cost, which may require significant expenditures that we are unable or unwilling to make;

●	delay or failure to reach agreement on acceptable clinical trial agreement terms or clinical trial protocols with prospective sites or investigators; and

●	delay or failure to obtain IRB approval or renewal of such approval to conduct a clinical trial at a prospective or accruing site, respectively.

The completion of clinical trials in connection with our application for FDA approval could also be substantially delayed or prevented by several factors, including:

●	slower than expected rates of patient recruitment and enrollment;

●	failure of patients to complete the clinical trial;

●	unforeseen safety issues;

●	lack of efficacy evidenced during clinical trials;

●	termination of clinical trials by one or more clinical trial sites;

●	inability or unwillingness of patients or medical investigators to follow clinical trial protocols; and

●	inability to monitor patients adequately during or after treatment.

Our clinical trials may be suspended or terminated at any time by the FDA, other regulatory authorities, the IRB for any given site, or us. Any failure or significant delay in completing clinical trials for GlucoTrack® or future product candidates, if any, could materially harm our financial results and the commercial prospects for our product candidates.

8

The regulatory approval process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals for the commercialization of GlucoTrack® or our future product candidates, if any.

The research, testing, manufacturing, labeling, approval, selling, marketing and distribution of medical devices are subject to extensive regulation by the FDA and other non-U.S. regulatory authorities, which regulations differ from country to country. We are not permitted to market our product candidates in the United States until we receive a clearance letter under the 510(k)-premarket notification process or approval of a Section 515 premarket approval, from the FDA, depending on the nature of the device. We have not submitted an application or premarket notification for or received marketing clearance or approval for any of our product candidates. Obtaining approval of any premarket approval can be a lengthy, expensive and uncertain process. While the FDA normally reviews, and clears a premarket notification in three months, there is no guarantee that our products will qualify for this more expeditious regulatory process, which is reserved for Class I and II devices, nor is there any assurance that, even if a device is reviewed under the 510(k)-premarket notification process, the FDA will review it expeditiously or determine that the device is substantially equivalent to a lawfully marketed non-premarket approval device. If the FDA fails to make this finding, then we cannot market the device. In lieu of acting on a premarket notification, the FDA may seek additional information or additional data which would further delay our ability to market the product. In addition, failure to comply with FDA, non-U.S. regulatory authorities or other applicable U.S. and non-U.S. regulatory requirements may, either before or after product clearance or approval, if any, subject us to administrative or judicially imposed sanctions, including:

●	restrictions on the products, manufacturers or manufacturing process;

●	adverse inspectional observations (Form 483), warning letters or non-warning letters incorporating inspectional observations, i.e., so-called “untitled letter”;

●	civil and criminal penalties;

●	injunctions;

●	suspension or withdrawal of regulatory clearances or approvals;

●	product seizures, detentions or import bans;

●	voluntary or mandatory product recalls and publicity requirements;

●	total or partial suspension of production;

●	imposition of restrictions on operations, including costly new manufacturing requirements; and

●	refusal to clear or approve pending applications or premarket notifications.

Regulatory approval of a PMA or PMA supplement or clearance pursuant to a 510(k)-premarket notification is not guaranteed, and the approval or clearance process, as the case may be, is expensive and may, especially in the case of the PMA, take several years. The FDA also has substantial discretion in the medical device clearance or approval processes. Despite the time and expense exerted, failure can occur at any stage and we could encounter problems that cause us to abandon clinical trials or to repeat or perform additional pre-clinical studies and clinical trials. The number of pre-clinical studies and clinical trials that will be required for FDA clearance or approval varies depending on the medical device candidate, the disease or condition that the medical device candidate is designed to address, and the regulations applicable to any particular medical device candidate. The FDA can delay, limit or deny clearance or approval of a medical device candidate for many reasons, including:

●	a medical device candidate may not be deemed safe or effective, in the case of a PMA;

●	a medical device candidate may not be deemed to be substantially equivalent to a lawfully marketed non-premarket approval device in the case of a 510(k)-premarket notification;

●	FDA officials may not find the data from the clinical trials sufficient;

●	the FDA might not approve our third-party manufacturer’s processes or facilities; or

●	the FDA may change its clearance or approval policies or adopt new regulations.

9

Further, while we have received CE Mark approval for GlucoTrack® 1.0, the MDD requires only minimum harmonization. In practice, uniform regulation throughout the EU is not ensured. Rather, member countries may apply and enforce the MDD’s terms differently, and certain EU member countries may request or require performance and/or safety data additional to the MDD’s requirements from time to time, on a case-by-case basis. Therefore, we cannot predict whether we will be able to successfully commercialize GlucoTrack® or our future product candidates, if any, in the EU.

Failure to recruit and enroll patients for clinical trials may cause the development of our product candidates to be delayed.

We may encounter delays if we are unable to recruit and enroll and retain enough patients to complete clinical trials. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in patient enrollment are not unusual. Any such delays in planned patient enrollment may result in increased costs, which could harm our ability to develop products.

The terms of clearances or approvals and ongoing regulation of our products may limit how we manufacture and market our product candidates, which could materially impair our ability to generate anticipated revenues.

Once regulatory clearance or approval has been granted, the cleared or approved product and its manufacturer are subject to continual review. Any cleared or approved product may only be promoted for its indicated uses. In addition, if the FDA or other non-U.S. regulatory authorities clear or approve GlucoTrack® or our future product candidates, if any, the labeling, packaging, adverse event reporting, storage, advertising and promotion for the product will be subject to extensive regulatory requirements. We, and the manufacturers of our products, if other than us, also will be required to comply with the FDA’s Quality System Regulation, which includes requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation. Moreover, device manufacturers are required to report adverse events by filing Medical Device Reports with the FDA, which are publicly available. Further, regulatory agencies must approve our manufacturing facilities before they can be used to manufacture products, and these facilities are subject to ongoing regulatory inspection. If we fail to comply with the regulatory requirements of the FDA and other non-U.S. regulatory authorities, or if previously unknown problems with our products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions, including:

●	restrictions on the products, manufacturers or manufacturing process;

●	adverse inspectional observations (Form 483), warning letters, or non-warning letters incorporating inspectional observations;

●	civil or criminal penalties or fines;

●	injunctions;

●	product seizures, detentions or import bans;

●	voluntary or mandatory product recalls and publicity requirements;

●	suspension or withdrawal of regulatory clearances or approvals;

●	total or partial suspension of production;

●	imposition of restrictions on operations, including costly new manufacturing requirements; and

●	refusal to clear or approve pending applications or premarket notifications.

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In addition, the FDA and other non-U.S. regulatory authorities, including the EU and each of the EU member countries individually, may change their policies and additional regulations may be enacted that could prevent or delay regulatory clearance or approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are not able to maintain regulatory compliance, we will likely not be permitted to market future product candidates and may not achieve or sustain profitability.

Even if we receive regulatory clearance or approval to market GlucoTrack® or our future product candidates, if any, the market may not be receptive to our products.

Even if GlucoTrack® or our future product candidates, if any, obtain regulatory clearance or approval, resulting products may not gain market acceptance among physicians, patients, health care payors or the medical community. We believe that the degree of market acceptance will depend on a number of factors, including:

●	timing of market introduction of competitive products;

●	safety and efficacy of our product;

●	prevalence and severity of any side effects;

●	potential advantages or disadvantages over alternative treatments;

●	strength of marketing and distribution support;

●	price of our product candidates, both in absolute terms and relative to alternative treatments; and

●	availability of coverage and reimbursement from government and other third-party payors.

If the GlucoTrack® or our future product candidates, if any, fail to achieve market acceptance, we may not be able to generate significant revenue or achieve or sustain profitability.

The coverage and reimbursement status of newly cleared or approved medical devices is uncertain, and failure to obtain adequate coverage and adequate reimbursement could limit our ability to market GlucoTrack® or future product candidates, if any, and may inhibit our ability to generate revenue from GlucoTrack® or our future product candidates, if any, that may be cleared or approved.

There is significant uncertainty related to the third-party coverage and reimbursement of newly cleared or approved medical devices. The commercial success of GlucoTrack® or our future product candidates, if any, in both domestic and international markets will depend in part on the availability of coverage and adequate reimbursement from third-party payors, including government payors, such as the Medicare and Medicaid programs, managed care organizations and other third-party payors. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new products and, as a result, they may not cover or provide adequate payment for GlucoTrack® or our future product candidates, if any. These payors may conclude that our products are not as safe or effective as existing devices or that the overall cost of using one of our devices exceeds the overall cost of the competing device, and third-party payors may not approve GlucoTrack® or our future product candidates, if any, for coverage and adequate reimbursement. Furthermore, deficit reduction and austerity measures in the United States and abroad may put further pressure on governments to limit coverage of, and reimbursement for, our products. The failure to obtain coverage and adequate reimbursement for GlucoTrack® or our future product candidates, if any, or health care cost containment initiatives that limit or restrict reimbursement for such products may reduce any future product revenue.

We may not obtain insurance coverage to adequately cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. We currently maintain premises insurance and there can be no assurance that we will acquire or maintain insurance for certain risks, that the amount of our insurance coverage will be adequate to cover all claims or liabilities, or that we will not be forced to bear substantial costs resulting from risks and uncertainties of business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.

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If product liability lawsuits are brought against us, we may incur substantial liabilities.

We face a potential risk of product liability as a result of any of the products that we offer for sale. For example, we may be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for products that we may offer for sale;

●	injury to our reputation;

●	costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions; and

●	a decline in our stock price.

Our inability to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. We currently maintain product liability insurance up to $5,000 thousand per claim and in the aggregate. Although we have product liability coverage, we may have to pay amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

If we fail to attract and retain key management and scientific personnel, we may be unable to successfully develop or commercialize GlucoTrack® or our future product candidates, if any.

We will need to expand and effectively manage our managerial, operational, financial, development and other resources in order to successfully pursue our research, development and commercialization efforts for GlucoTrack® or our future product candidates, if any. Our success depends on our continued ability to attract, retain and motivate highly qualified management and pre-clinical and clinical personnel. The loss of the services of any of our senior management could delay or prevent the development or commercialization of GlucoTrack® or our future product candidates, if any. At present, we do not have key man insurance policies with respect to any of our employees. We will need to hire additional personnel as we continue to expand our research and development activities and build a sales and marketing function.

We may not be able to attract or retain qualified management and scientific personnel in the future due to the intense competition for qualified personnel among medical device and other businesses. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the achievement of our research and development objectives, our ability to raise additional capital and our ability to implement our business strategy. In particular, if we lose any members of our senior management team, we may not be able to find suitable replacements in a timely fashion or at all and our business may be harmed as a result.

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As we continue to evolve from a company primarily involved in development to a company also involved in commercialization, we may encounter difficulties in managing our growth and expanding our operations successfully.

We anticipate that, as our operations expand, we will need to expand our manufacturing, marketing and sales capabilities by contracting with third parties. Maintaining these relationships and managing our future growth will impose significant added responsibilities on members of our management. We must be able to manage our development efforts effectively; manage our clinical trials effectively; hire, train and integrate additional management, development, administrative and sales and marketing personnel; improve managerial, development, operational and finance systems; and expand our facilities, all of which may impose a strain on our administrative and operational infrastructure.

We rely on third parties to manufacture and supply our product.

We do not own or operate manufacturing facilities for clinical or commercial production of GlucoTrack®, other than a prototype lab. We have no experience in medical device manufacturing and lack the resources and the capability to manufacture the GlucoTrack® on a commercial scale. To date we have manufactured GlucoTrack® with a third-party manufacturer in Israel.

If our manufacturing partners are unable to produce our products in the amounts, timing or pricing that we require, we may not be able to establish a contract and obtain a sufficient alternative supply from another supplier on a timely basis and in the quantities or pricing we require. We expect to depend on third-party contract manufacturers for the foreseeable future.

GlucoTrack® does, and our future product candidates, if any, likely will require precise, high quality manufacturing. Any of our contract manufacturers will be subject to ongoing periodic unannounced inspections by the FDA and other non-U.S. regulatory authorities to ensure strict compliance with quality system regulations, including current good manufacturing practices and other applicable government regulations and corresponding standards. If our contract manufacturers fail to achieve and maintain high manufacturing standards in compliance with quality system regulations, we may experience manufacturing errors resulting in patient injury or death, product recalls or withdrawals, delays or interruptions of production or failures in product testing or delivery, delay or prevention of filing or approval of marketing applications for our products, cost overruns or other problems that could seriously harm our business.

Any performance failure on the part of our contract manufacturers could delay clinical development or regulatory clearance or approval of our product candidates or commercialization of our future product candidates, depriving us of potential product revenue and resulting in additional losses. In addition, our dependence on a third-party for manufacturing may adversely affect our future profit margins. Our ability to replace an existing manufacturer may be difficult because the number of potential manufacturers is limited and the FDA must approve any replacement manufacturer before it can begin manufacturing our product candidates. Such approval would require additional non-clinical testing and compliance inspections. It may be difficult or impossible for us to identify and engage a replacement manufacturer on acceptable terms in a timely manner, or at all.

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We are dependent on third-party distributors to market and sell our products.

We have limited internal marketing, sales or distribution capabilities and currently we do not intend to develop extensive internal marketing, sales or distribution capabilities in the future. Rather, we intend to utilize third-party distributors to market our products, and have entered into exclusive distribution agreements with respect to certain territories. There is no assurance that third party distributors will achieve acceptable levels of sales or that, if any of our existing arrangements expire or terminate, we will be able to replace any distributors on terms advantageous to us, or at all. Further, there is no assurance that we will be able to expand our distribution network by adding additional distributors. If third party distributors cease to promote our products, or if we are unable to make acceptable arrangements with distributors or sales personnel in other markets, our business prospects, operating results or financial condition could be materially adversely affected.

Independent clinical investigators and contract research organizations that we engage to conduct our clinical trials may not be diligent, careful or timely.

We will depend on independent clinical investigators to conduct our clinical trials. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time that they devote to products that we develop. If independent investigators fail to devote sufficient resources to the clinical trials, or if their performance is substandard, it will delay the approval or clearance and commercialization of any products that we develop. Further, the FDA requires that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical trials could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with federal regulations could adversely affect the clinical development of our product candidates and harm our business.

If we are unable to obtain and enforce patent protection for our products, our business could be materially harmed.

Our success depends, among other things, on our ability to protect proprietary methods and technologies that we develop under the patent and other intellectual property laws of the United States and other countries, so that we can prevent others from unlawfully using our inventions and proprietary information. However, we may not hold proprietary rights to some patents required for us to commercialize proposed products. For this and other reasons, we may be unable to secure desired patent rights, thereby losing desired exclusivity. Although we do not believe that we need any licenses for GlucoTrack®, we may need to obtain licenses in the future for other products or in certain circumstances, such as if one of our patents were declared invalid in the future. If such licenses are not available to us on acceptable terms, we will not be able to market the affected products or conduct the desired activities, unless we successfully challenge the validity, enforceability or infringement of the third-party patent or otherwise circumvent the third-party patent.

Our strategy depends on our ability to rapidly identify and seek patent protection for our discoveries. The process of obtaining patent protection is expensive and time-consuming. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary.

The issuance of a patent does not guarantee that it is valid or enforceable. Any patents we have obtained, or which we may obtain in the future, may be challenged, invalidated, unenforceable or circumvented. Moreover, the United States Patent and Trademark Office (the “USPTO”) may commence interference proceedings involving our patents or patent applications. Any challenge to, finding of unenforceability or invalidation or circumvention of our patents or patent applications would be costly, would require significant time and attention of our management and could have a material adverse effect on our business. In addition, court decisions may introduce uncertainty in the enforceability or scope of patents owned by medical device companies.

Our pending patent applications may not result in issued patents. The patent position of medical device companies, including us, is generally uncertain and involves complex legal and factual considerations. The standards that the USPTO and its foreign counterparts use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in medical device patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. The legal systems of certain countries do not favor the aggressive enforcement of patents, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Therefore, the enforceability or scope of our patents in the United States or in foreign countries cannot be predicted with certainty, and, as a result, any patents that we own may not provide sufficient protection against competitors. We may not be able to obtain or maintain patent protection for our pending patent applications or those we may file in the future.

14

We cannot assure you that any patents that will issue, that may issue or that may be licensed to us will be enforceable or valid or will not expire prior to the commercialization of our product candidates, thus allowing others to more effectively compete with us. Therefore, any patents that we own may not adequately protect our product candidates or our future products.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patent protection, we also rely on other proprietary rights, including protection of trade secrets, know-how and confidential and proprietary information. To maintain the confidentiality of trade secrets and proprietary information, we will seek to enter into confidentiality and non- disclosure agreements with our employees, consultants and collaborators upon the commencement of their relationships with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. Our agreements with employees also generally provide and will generally provide that any inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with their terms. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these agreements, even if obtained, may not provide meaningful protection, particularly for trade secrets or other confidential information. To the extent that our employees, consultants or contractors use technology or know-how owned by third parties in their work for us, disputes may arise between us and those third parties as to the rights in related inventions.

Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. The disclosure of trade secrets would impair our competitive position and may materially harm our business, financial condition and results of operations.

Some jurisdictions may require us to grant licenses to third parties. Such compulsory licenses could be extended to include some of our product candidates, which may limit potential revenue opportunities.

Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, most countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may be limited to monetary relief and may be unable to enjoin infringement, which could materially diminish the value of the patent. Compulsory licensing of life-saving products is also becoming increasingly popular in developing countries, either through direct legislation or international initiatives. Such compulsory licenses could be extended to include some of our product candidates, which may limit our potential revenue opportunities.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.

Other entities may have or obtain patents or proprietary rights that could limit our ability to manufacture, use, sell, offer for sale or import products or impair our competitive position. In addition, to the extent that a third party develops new technology that covers our products, we may be required to obtain licenses to that technology, which licenses may not be available on commercially reasonable terms, if at all. If licenses are not available on acceptable terms, we will not be able to market the affected products or conduct the desired activities unless we successfully challenge the validity, enforceability or infringement of the third-party patent or circumvent the third-party patent, which would be costly and would require significant time and attention of our management. Third parties may have or obtain valid and enforceable patents or proprietary rights that could block us from developing products using our technology. Our failure to obtain a license to any technology that we require may materially harm our business, financial condition and results of operations.

15

If we become involved in patent litigation or other proceedings related to a determination of rights, we could incur substantial costs and expenses, substantial liability for damages or be required to stop our product development and commercialization efforts.

Third parties may sue us for infringing their patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of proprietary rights of others. In addition, a third party may claim that we have improperly obtained or used our confidential or proprietary information. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert management’s efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If any parties successfully claim that our creation or use of proprietary technologies infringes upon their intellectual property rights, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology and products, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain operations.

Failure to obtain additional regulatory approvals outside the United States will prevent or limit us from marketing our product candidates abroad.

We intend to market our product candidates in non-U.S. markets. In order to market product candidates in the EU and many other non-U.S. jurisdictions, we must obtain separate regulatory approvals. In December 2012, we submitted our technical file to the Notified Body in connection with our application to obtain CE Mark approval for GlucoTrack® 1.0. On June 4, 2013, we received CE Mark approval for the GlucoTrack® 1.0 from the Notified Body. Receipt of the CE Mark allows us to market and sell the GlucoTrack® 1.0 in EU member countries that have adopted the MDD without being subject to additional national regulations with regard to demonstration of performance and safety. The CE Mark also permits the sale in countries that have an MDD Mutual Recognition Agreement with the EU. However, member countries may apply and enforce the MDD’s terms differently, and certain EU member countries may request or require that we provide performance and/or safety data additional to the MDD’s requirements from time to time, on a case-by-case basis, in order to be cleared to market and sale GlucoTrack® in such countries. Receipt of FDA approval does not ensure approval by regulatory authorities in countries, and approval by one or more non-U.S. regulatory authorities (including receipt of the CE Mark) does not ensure approval by regulatory authorities in other countries or by the FDA. The non-U.S. regulatory approval process may include all of the risks associated with obtaining FDA approval or clearance. We may not obtain additional non-U.S. regulatory approvals on a timely basis, if at all. We may not be able to file for additional non-U.S. regulatory approvals and may not receive necessary approvals to commercialize our product candidates in any market.

Non-U.S. governments often impose strict price controls, which may adversely affect our future profitability.

We intend to seek approval to market GlucoTrack® and our future product candidates, if any, in both the U.S. and in non-U.S. jurisdictions. If we obtain approval in one or more non-U.S. jurisdictions, we will be subject to rules and regulations in those jurisdictions relating to our products. In some countries, particularly countries of the EU, each of which has developed its own rules and regulations, pricing may be subject to governmental control under certain circumstances. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a medical device candidate. Each of the EU member states has its own unique legal system and thus it is difficult to predict the particular requirements to which we may be subject. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available products. If reimbursement of our product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.

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Our business may become subject to economic, political, regulatory and other risks associated with international operations, which could harm our business.

Our business is subject to risks associated with conducting business internationally. Accordingly, our future results could be harmed by a variety of factors, including:

●	difficulties in compliance with non-U.S. laws and regulations;

●	changes in non-U.S. regulations and customs;

●	changes in non-U.S. currency exchange rates and currency controls;

●	changes in a specific country’s or region’s political or economic environment;

●	trade protection measures, import or export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;

●	negative consequences from changes in tax laws; and

●	difficulties associated with staffing and managing foreign operations, including differing labor relations.

We may not be able to enforce covenants not-to-compete under current Israeli law, which might result in added competition for our products.

We have non-competition agreements or provisions with all of our employees and executive officers, all of which are governed by Israeli law. These agreements or provisions prohibit our employees from competing with us or working for our competitors, generally during, and for up to nine months after termination of, their employment with us. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for only relatively brief periods of time or in restricted geographical areas. In addition, Israeli courts typically require the presence of additional circumstances, such as a demonstration of an employer’s legitimate interest which was damaged; breach of fiduciary duties, loyalty and acting not in good faith; a payment of a special consideration for employee’s non-compete obligation; material concern for disclosing employer’s trade secrets; or a demonstration that an employee has unique value to the employer specific to that employer’s business, before enforcing a non-competition undertaking against such employee.

The funding that we received through the Office of the Chief Scientist (the “OCS”) for research and development activities restricts our ability to manufacture products or to transfer technology outside of Israel.

On March 4, 2004, the OCS agreed to provide us with a grant of 420 thousand New Israeli Shekels (“NIS”), or approximately $93 thousand at an exchange rate of 4.502 NIS/dollar (the exchange rate in effect on such date), for our plan to develop a non-invasive blood glucose monitor (the “development plan”). This grant constituted 60% of our research and development budget for the development plan at that time. Due to our acceptance of this grant, we are subject to the provisions of the Israeli Law for the Encouragement of Industrial Research and Development, 1984 (the “R&D Law”). Among other things, the R&D Law restricts our ability to sell or transfer rights in technology or know-how developed with OCS funding or transfer any Means of Control (as defined in the R&D Law) of us to non-Israeli entities. The Industrial Research and Development Committee at the OCS (the “research committee”) may, under special circumstances, approve the transfer outside of Israel of rights in technology or know-how developed with OCS funding subject to certain conditions, including the condition that certain payments be made to the OCS. Additionally, we may not manufacture products developed with OCS funding outside of Israel without the approval of the research committee. The restrictions regarding the sale or transfer of technology or manufacturing rights out of Israel could have a material adverse effect on our ability to enter into strategic alliances or enter into merger or acquisition transactions in the future that provide for the sale or transfer of our technology or manufacturing rights.

17

We are subject to certain employee severance obligations, which may result in an increase in our expenditures.

Under Israeli law, employers are required to make severance payments to dismissed employees and employees leaving employment in certain other circumstances, on the basis of the latest monthly salary for each year of service. This obligation results in an increase in our expenses, including accrued expenses. Integrity Israel currently makes monthly deposits to insurance policies and severance pay funds in order to provide for this liability.

The Company’s and its Israeli subsidiary’s agreements with all of their Israeli employees are in accordance with Section 14 of the Israeli Severance Pay Law -1963 (“Section 14”). Payments in accordance with Section 14 release the Company from any other future severance payments in respect of those employees. Deposits under Section 14 are not recorded as an asset in the Company’s balance sheet.

We may be at risk for delay in product development and other economic repercussions as a result of the COVID-19 pandemic.

We may be at risk as a result of the current COVID-19 pandemic. Risks that could affect our business include the duration and scope of the COVID-19 pandemic and the impact on the demand for our products; actions by governments, businesses and individuals taken in response to the pandemic; the length of time of the COVID-19 pandemic and the possibility of its reoccurrence; the timing required to develop effective treatments and a vaccine in the event of future outbreaks; the eventual impact of the pandemic and actions taken in response to the pandemic on global and regional economies; and the pace of recovery when the COVID-19 pandemic subsides.

There is a limited trading market for our common stock, which may make it difficult for our stockholders to sell their shares.

Although our stock is quoted on the OTCQB, few trades in our stock have taken place, to-date, and an active trading market in our securities may not develop, or if developed, may not be sustained. If no active market is ever developed for our Common Stock, it will be difficult for you to sell any shares you purchase in our Company at the time you wish to sell them or at a price that you consider reasonable or at all. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In the absence of an active public trading market, an investor may be unable to liquidate an investment in our Common Stock. As a result, investors: (i) may be precluded from transferring their shares of Common Stock; (ii) may have to hold their shares of Common Stock for an indefinite period of time; and (iii) must be able to bear the complete economic risk of losing their investment in us. In the event a market should develop for the Common Stock, there can be no assurance that the market price will equal or exceed the price paid for such share by any of our stockholders.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company. If we are unable to effectively establish such systems, this would leave us without the ability to reliably assimilate and compile financial information about our company and significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on our company from many perspectives.

Moreover, we do not expect that disclosure controls or internal control over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us.

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The market price of our common stock may fluctuate significantly.

The market price of the common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights and regulatory approvals;

●	variations in our and our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if the common stock is covered by analysts;

●	developments in the medical device industry;

●	the results of product liability or intellectual property lawsuits;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel;

●	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, in recent years, the stock market in general, and the market for medical device companies in particular, have experienced extreme price and volume fluctuations. Continued or renewed market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of the common stock. Price volatility of our common stock might be significant if the trading volume of the common stock is low, which often occurs with respect to newly traded securities on the OTCQB.

Because our common stock is a “penny stock,” it may be more difficult for investors to sell shares of the common stock, and the market price of the common stock may be adversely affected.

Our common stock may be a penny stock if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange or approved for quotation on the Nasdaq Stock Market or any other national securities exchange or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk- disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their shares of common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of the common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of common stock publicly at times and prices that they feel are appropriate.

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Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our directors, Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

Because a certain portion of our expenses is incurred in currencies other than the NIS, our results of operations may be harmed by currency fluctuations and inflation.

The functional currency of Integrity Israel is the NIS, and we pay a substantial portion of our expenses in NIS. However, we expect a portion of our future revenues to be denominated in U.S. dollars or in Euros. As a result, we will be exposed to the currency fluctuation risks relating to the recording of our revenues in NIS. For example, if the NIS strengthens against either the U.S. dollar or the Euro, our reported expenses in NIS may be higher than anticipated. The Israeli rate of inflation has not offset or compounded the effects caused by fluctuations between the NIS and the U.S. dollar or the Euro. To date, we have not engaged in hedging transactions. Although the Israeli rate of inflation has not had a material adverse effect on our financial condition to date, we may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of the currencies mentioned above in relation to the NIS. These measures, however, may not adequately protect us from material adverse effects.

The adoption of the “Conflict Minerals” regulations may adversely affect the manufacturing of our current and future products.

Regulatory requirements regarding the use of “conflict minerals” could affect the sourcing and availability of the raw materials used by our third-party manufacturers. We may be subject to costs associated with the new regulations, including for the diligence pertaining to the presence of any conflict minerals used in our products and the cost of remediation and other changes to products, processes, or sources of supply as a consequence of such verification activities. The impact of the regulations may result in a limited pool of suppliers who provide conflict free minerals, and we cannot assure that we will be able to obtain products in sufficient quantities or at competitive prices. We may face reputational challenges with our customers and other stakeholders if we are unable to sufficiently verify the origins for the metals used in the products we sell. As a result, we may not be able to obtain the materials necessary to manufacture our products, which could force us to cease production or search for alternative supply sources, possibly at a higher cost. Such disruptions may have a material adverse effect on our business, financial condition, results of operations and cash flows.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “will”, and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our limited operating history;

●	our ability to manufacture, market and sell our products;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

Risks that could affect our business include the duration and scope of the COVID-19 pandemic and the impact on the demand for our products; actions by governments, businesses and individuals taken in response to the pandemic; the length of time of the COVID-19 pandemic and the possibility of its reoccurrence; the timing required to develop effective treatments and a vaccine in the event of future outbreaks; the eventual impact of the pandemic and actions taken in response to the pandemic on global and regional economies; and the pace of recovery when the COVID-19 pandemic subsides.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.cutera.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, and information we file later with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, in each case, any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). The documents we are incorporating by reference as of their respective dates of filing are as follows:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 13, 2021, and our Amendment No. 1 to Form 10-K, filed on April 30, 2021.

●	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 21, 2021 and August 16, 2021, respectively.

●	Our Current Reports on Form 8-K filed with the SEC on February 8, 2021 and June 29, 2021.

●	The description of our common stock contained in our Registration Statement on Form S-1 filed under the Exchange Act, as filed on August (File No. 333-176415), including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (ii) after the effectiveness of the registration statement and before the termination of the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of any Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that were filed with it. The statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. We qualify any statement by reference to the copy of the contract or document filed as an exhibit to the registration statement. If you would like a copy of any document incorporated in this prospectus by reference (other than exhibits unless these exhibits are specifically incorporated by reference in a document), you may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 8 Ariel Sharon Street, Or Yehuda 6037607 Israel.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representation not contained or incorporated by reference in this prospectus. If you receive any of that kind of information or if any of those types of representations are made to you, you must not rely on the information or representations as having been authorized by the Company. Also, you must not consider that the delivery of this prospectus or any sale made under it implies that the affairs of the Company have remained unchanged since the date of this prospectus, or that the information contained in this prospectus is correct or complete as of any time after the date of this prospectus.

This prospectus and any supplement to this prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities covered by this prospectus to any person in any jurisdiction in which this offer or solicitation is unlawful.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations or investments, sales and marketing activities, general and administrative matters and capital expenditures. Pending use of the net proceeds, we may invest them in capital preservation instruments, including interest-bearing securities. Additional information relating to the use of net proceeds from the sale of securities covered by this prospectus will be set forth in prospectus supplements relating to specific offerings.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue two classes of stock. The total number of shares of stock that we are authorized to issue is five hundred ten million (510,000,000) shares, consisting of five hundred million (500,000,000) shares of common stock, $0.0001 par value and ten million (10,000,000) shares of preferred stock, $0.0001 par value.

Common Stock

On September 13, 2021, there were 15,444,738 shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as and if declared by our Board of Directors, out of funds legally available for that purpose and, upon our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. We have not paid any dividends on our common stock and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of our common stock have no preemptive, subscription or redemption rights pertaining to the common stock and have no rights to convert their common stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of common stock be issued. In addition, the rights of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future. See “Risk Factors” for a further description of risks related to the common stock.

All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the OTCQB under the symbol “IGAP.”

Preferred Stock

As of the date of this prospectus, the Company had zero (0) shares of Preferred Stock issued and outstanding. Our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of Common Stock.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Certificate of Incorporation and Bylaws

Blank Check Preferred Stock. Our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of Common Stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of Common Stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

Election of Directors. Our certificate of incorporation provides that a majority of directors then in office may fill any vacancy occurring on the board of directors, even though less than a quorum may then be in office. These provisions may discourage a third-party from voting to remove incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by that removal with its own nominees.

Stockholder Action. Our certificate of incorporation provides that stockholders may act at meetings of stockholders or by written consent in lieu of a stockholders’ meeting.

Stockholder Meetings. Our bylaws provide that the only business that may be conducted at a special meeting of stockholders is such business as was specified in the notice of the meeting. These provisions may discourage another person or entity from making a tender offer, even if it acquired a majority of our outstanding voting stock, because the person or entity could only take action at a duly called stockholders’ meeting relating to the business specified in the notice of meeting and not by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder must deliver or mail the notice and we must receive the notice at our principal executive offices not less than five days prior to the date our directors determine for proposals to be received. The bylaws also include a similar requirement for making director nominations and specify requirements as to the form and content of the stockholder’s notice. These provisions could delay stockholder actions that are favored by the holders of a majority of our outstanding stock until the next stockholders’ meeting.

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Delaware Anti-Takeover Statute

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Under Section 203, some business combinations between a Delaware corporation whose stock generally is publicly-traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that the stockholder became an interested stockholder, unless:

●	the corporation has elected in its certificate of incorporation not to be governed by Section 203;

●	the board of directors of the corporation approved the transaction which resulted in the stockholder becoming an interested stockholder before the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction, excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

●	the board of directors approves the business combination and holders of two-thirds of the voting stock which the interested stockholder did not own authorize the business combination at a meeting.

We have not made an election in our certificate of incorporation to opt out of Section 203. In addition to the above exceptions to Section 203, the three-year prohibition does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. For the purposes of Section 203, a business combination generally includes mergers or consolidations, transactions involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. Also, an interested stockholder generally includes a stockholder who becomes beneficial owner of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, with an address of 6201 15th Ave, Brooklyn, NY 11219 and a telephone number of (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer thereunder may differ from the terms we describe below.

The debt securities will be issued under an indenture (the “Indenture”) between us and a trustee named in the prospectus supplement (the “Trustee”). We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The following summary of selected provisions of the Indenture is not complete and is qualified in its entirety by reference to the provisions of the Indenture, which provisions are incorporated by reference in this prospectus. You should review the form of Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated under the Indenture and those made part of the Indenture by reference to Trust Indenture Act of 1939, as amended (the “TIA”). Capitalized terms used in the summary and not defined herein have the meanings specified in the Indenture.

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General

The Indenture does not limit the amount of debt securities we may issue, and we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. As of the date of this prospectus, we have no debt securities issued and outstanding. The debt securities will be exclusively our obligations and not of our subsidiaries, and, therefore, the debt securities will be structurally subordinate to the debt and liabilities of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

●	the title;

●	any limit upon the aggregate principal amount;

●	the date or dates on which the principal is payable;

●	the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

●	the date or dates from which interest shall accrue;

●	the date or dates on which interest shall be payable;

●	the record dates for the determination of holders to whom interest is payable;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the place or places where the principal and any interest shall be payable;

●	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

●	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

●	if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

●	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

●	the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	whether the debt securities are issuable as global securities and, in such case, the identity for the depositary;

●	any deletion from, modification of or addition to the Events of Default (as defined below) or covenants;

●	any provisions granting special rights to holders when a specified event occurs;

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●	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

●	any special tax implications of the debt securities;

●	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any guarantor or co-issuer;

●	any special interest premium or other premium;

●	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

●	the currency in which payments shall be made, if other than U.S. dollars.

Limitation on Mergers and Other Transactions

The Indenture provides that we may not merge or consolidate with any other person or persons (whether or not affiliated with us), and we may not sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or persons (whether or not affiliated with us), unless the following conditions are satisfied:

●	either (a) the transaction is a merger or consolidation, and we are the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease all or substantially all of our property or assets) is organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Event of Default shall have occurred and be continuing under the Indenture; and

●	an officer’s certificate and an opinion of counsel are delivered to the Trustee to the effect that the conditions set forth above have been satisfied.

The restrictions in the second and third bullets above shall not be applicable to:

●	our merger or consolidation with an affiliate of ours if our Board of Directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

●	our merger with or into a single one of our direct or indirect wholly-owned subsidiaries pursuant to Section 251(g) (or any successor provision) of the NBCL.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us under the Indenture and, subject to the terms of the Indenture, we will be released from the obligation to pay principal and interest on the debt securities and all obligations under the Indenture.

For purposes of the foregoing, if we consummate a Holding Company Reorganization (as defined below), the newly formed holding company (New HoldCo, as defined below) shall be treated as the “successor person,” and the Holding Company Reorganization shall constitute the transfer to New HoldCo of substantially all of our assets; as such, we will be discharged from all obligations and covenants under the Indenture, and New HoldCo will be the sole obligor on the debt securities.

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“Holding Company Reorganization” shall mean our merger with and into our newly formed wholly-owned, indirect subsidiary (“MergerCo”), all of the equity interests of which shall be held by our newly formed wholly-owned, direct subsidiary (“New HoldCo”), all of the equity interest of which shall be initially be held by us. Such merger shall be effected pursuant to Section 251(g) (or any successor provision) of the NBCL and shall not require the vote of our stockholders. Each of our shares of common stock shall be converted into a right to receive one share of New HoldCo common stock, with identical terms and rights as our common stock immediately prior to such conversion.

Reports to Holders

The Indenture provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be furnished to the Trustee within 15 days after we file such document or report with the SEC.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to debt securities:

(1) the failure to pay interest on any debt securities when the same becomes due and payable and the Default continues for a period of 60 days;

(2) the failure to pay the principal (or premium, if any) of any debt securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3) a default in the performance, or breach, of our obligations under the “Limitation on Mergers and Other Transactions” covenant described above;

(4) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least a majority of the outstanding principal amount of each series of debt securities affected, voting together as a single class;

(5) (a) a failure to make any payment at maturity on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries) outstanding in an amount in excess of $50.0 million or its foreign currency equivalent at the time and continuance of such failure to pay after any applicable grace period, or (b) a default on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $50.0 million or its foreign currency equivalent at the time, without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the Event of Default under the Indenture will be deemed cured; or

(6) certain events of bankruptcy or insolvency affecting us or any of our Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the Trustee or the Holders of at least 25% of the principal amount of each series of debt securities affected, voting together as a single class, may declare the principal of and accrued interest on all such debt securities to be due and payable by notice in writing to us and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all debt securities shall automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.

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Notwithstanding the foregoing, the Indenture provides that, at any time after a declaration of acceleration with respect to one or more series of debt securities as described above, the Holders of a majority in principal amount of each series of debt securities affected, voting together as a single class, may rescind and cancel such declaration of acceleration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description of Events of Default above, the Trustee shall have received an officer’s certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the debt securities of each series affected, voting together as a single class, may waive any existing default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any debt securities of a series.

The Holders may not enforce the Indenture except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of each series of debt securities affected that is then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Nothing in the Indenture shall impair the right of a Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on or with respect to the debt securities.

We will be required to provide a certificate to the Trustee, from our principal executive, financial or accounting officer or our treasurer, promptly upon any such officer obtaining knowledge of any default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any default or Event of Default) that has occurred and, if applicable, describe such default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator, agent, stockholder or affiliate of us or any of our Subsidiaries, as applicable, shall have any liability for any of our or our Subsidiaries’ obligations under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the debt securities, by accepting such security, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the debt securities.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when such payments are due;

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(2) our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a default or Event of Default with respect to the applicable series of debt securities. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of a series:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, to the effect that the Holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or Event of Default shall have occurred and be continuing with respect to the applicable debt securities then-outstanding on the date of such deposit (other than a default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any our Subsidiaries is bound;

(6) we must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(7) certain other customary conditions precedent are satisfied.

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Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the Indenture) as to all outstanding debt securities of a series, when:

(1) either:

(A) all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit, together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at the applicable maturity or redemption date, as the case may be;

(2) we have paid all other sums then due and payable under the Indenture; and

(3) we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture or the applicable series of debt securities for certain specified purposes, including:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3) to comply with the provisions described under “Consolidation, Merger, Sale or Conveyance” in the Indenture in the case of a merger or consolidation;

(4) to maintain the qualification of the Indenture under the TIA;

(5) to evidence and provide for the acceptance of appointment by a successor Trustee;

(6) to conform the text of the Indenture or the terms of the debt securities to any provision of this “Description of Debt Securities” or other description of the debt securities contained in the applicable prospectus supplement relating to the offer and sale of such debt securities;

(7) to establish the form or terms of the debt securities of any series as permitted by the terms of the Indenture;

(8) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture, in each case in compliance with the provisions thereof; or

(9) to make any change that would provide any additional rights or benefits to the Holders of the debt securities (including to secure the debt securities, add guarantees with respect thereto, to add to our covenants for the benefit of the Holders or to surrender any right or power conferred upon us) or that does not adversely affect the legal rights under the Indenture of any Holder of the debt securities in any material respect.

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In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of all then-outstanding debt securities affected by such modification or amendment, voting together as a single class, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the aggregate principal amount of debt securities of any series at maturity whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or repurchase or reduce the redemption price therefor;

(4) make any debt securities payable in currency other than that stated in the debt securities or change the place of payment of the debt securities from that stated in the debt securities or in the Indenture;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder’s debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in aggregate principal amount of each series of debt securities affected to waive defaults or Events of Default;

(6) make any change in these amendment and waiver provisions; or

(7) make any change to or modify the ranking of the debt securities that would adversely affect the Holders.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the Trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such amount became due and payable will be repaid to us upon our request. Thereafter, any right of any Holder to such funds shall be enforceable only against us, and the Trustee and paying agents will have no liability therefor.

Governing Law

The Indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities and the warrants may be attached to or separate from any offered securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered trust under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, but not limited to, the following:

●	The offering price and aggregate number of warrants offered;

●	The currency for which the warrants may be purchased;

●	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	In the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	The terms of our rights to redeem the warrants;

●	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	The dates on which the right to exercise the warrants will commence and expire;

●	The manner in which the warrant agreements and warrants may be modified;

●	A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;

●	The terms of the securities issuable upon exercise of the warrants; and

●	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The terms of the warrants that we offer may or may not have the same material terms as our currently outstanding warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Each warrant will entitle the holder to purchase the common stock, preferred stock and/or debt securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. Additional information about the exercise of the warrants will be specified in the applicable prospectus supplement.

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued will contain additional important terms and provisions of the units being offered, and may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any applicable prospectus supplement and any free writing prospectus we may authorize to be provided to you related to the series of units being offered, in addition to the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement will describe:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	On any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the OTCQB;

●	Directly to investors in privately negotiated transactions or through a specific bidding, auction, other process or otherwise;

●	To investors through agents, or directly to agents;

●	To or through brokers or dealers, including through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers and through purchases by a broker-dealer as a principal and resale by the broker-dealer for its account;

●	Through underwriters, broker-dealers, agents, in privately negotiated transactions or any combination of these methods;

●	To the public through underwriting syndicates led by one or more managing underwriters;

●	To one or more underwriters acting alone for resale to investors or to the public;

●	Through short sales;

●	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	Through a combination of any such methods of sale; or

●	By any other method permitted pursuant to applicable law.

The distribution of the securities may be effected from time to time, in one or more transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time or sale or at prices related to such prevailing market prices, or at negotiated prices, as determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	The name or names of any underwriters, dealers or agents;

●	The purchase price of the securities and the proceeds to us from the sale;

●	Any arrangements under which the underwriters have the option to purchase additional securities from us;

●	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	Any public offering price;

●	Any discounts or concessions allowed or reallowed or paid to dealers; or

●	Any securities exchange or market on which the securities offered by the prospectus supplement may be listed.

Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

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We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

There is currently no market for any of the offered securities other than the common stock, which is listed on the OTCQB. Any common stock sold pursuant to a prospectus supplement will be listed on the OTCQB. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of the issuance of the shares offered in this prospectus will be passed upon for us by Jolie Kahn, Esq., New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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GlucoTrack, Inc.

[●] Shares of Common Stock

PROSPECTUS SUPPLEMENT

AEGIS CAPITAL CORP.

April [●], 2023